FORM OF

POOLING AND SERVICING AGREEMENT

among

 HMB ACCEPTANCE CORP.,

as Depositor

[          ],

as Master Servicer,

[HOMEBANC CORP.],
as Servicer

and

[          ],

as Trustee

HOMEBANC [MORTGAGE] [HOME EQUITY] TRUST [        ]

Dated as of [          ]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

3

Section 1.01. Certain Defined Terms.

3

Section 1.02. Provisions of General Application.

32

ARTICLE II TRANSFER OF ASSETS

33

Section 2.01. Conveyance of Loan Assets.

33

Section 2.02. Acceptance and Acknowledgement by Trustee.

36

Section 2.03. Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

42

Section 2.04. Grant of Security Interest; Intended Characterization.

42

Section 2.05. Transmission of Mortgage Files.

42

Section 2.06. REMIC Matters.

42

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS

44

Section 3.01. Representations and Warranties of the Servicer.

44

Section 3.02. Representations and Warranties of the Master Servicer.

44

Section 3.03. Representations and Warranties of the Depositor.

47

Section 3.04. Representations and Warranties of the Depositor with respect to the Mortgage

Notes.

50

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

50

Section 4.01. Servicer to Service Mortgage Loans.

50

Section 4.02. Subservicing; Enforcement of the Obligations of the Servicer.

50

Section 4.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

50

Section 4.04. Successor Servicer or Master Servicer to Act as Servicer.

50

Section 4.05. Collection of Mortgage Loan Payments; Custodial Account.

55

Section 4.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

55

Section 4.07. Access to Certain Documentation and Information Regarding the

Mortgage Loans.

55

Section 4.08. Permitted Withdrawals from the Custodial Account.

55

Section 4.09. Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

58

Section 4.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

58

Section 4.11. Realization Upon Defaulted Mortgage Loans; Repurchase of

Certain Mortgage Loans.

59

Section 4.12. Trustee to Cooperate; Release of Mortgage Files.

66

Section 4.13. Documents, Records and Funds in Possession of Servicer to be

Held for the Trustee.

66

Section 4.14. Servicing Compensation.

66

Section 4.15. Access to Certain Documentation.

66

Section 4.16. Annual Statement as to Compliance.

66

Section 4.17. Annual Independent Public Accountants’ Servicing Statement;

Financial Statements.

66

Section 4.18. Errors and Omissions Insurance; Fidelity Bonds.

66

Section 4.19. Advances.

66

Section 4.20. Advance Facility.

66

Section 4.21. Prepayment Penalties.

66

Section 4.22. Actions with Respect to Distressed Mortgage Loans.

66

Section 4.23. Merger or Consolidation of Servicer.

71

Section 4.24. Assignment or Delegation of Duties by the Servicer.

71

Section 4.25. Limitation on Liability of the Servicer and Others.

71

Section 4.26. Event of Servicer Default.

71

ARTICLE V MASTER SERVICING OF MORTGAGE LOANS

71

Section 5.01. Duties of the Master Servicer.

71

Section 5.02. Monitoring of Servicer’s Performance.

71

Section 5.03. Master Servicer Fidelity Bond and Master Servicer Errors and

Omissions Insurance Policy.

74

Section 5.04. Master Servicer’s Financial Statements and Related Information.

74

Section 5.05. Power to Act; Procedures.

74

Section 5.06. Enforcement of Servicer’s Obligations.

74

Section 5.07. Collection Account.

74

Section 5.08. Application of Funds in the Collection Account.

76

Section 5.09. [Determination of LIBOR.

76

Section 5.10. [RESERVED].

76

Section 5.11. Master Servicer Liable for Enforcement.

76

Section 5.12. [RESERVED].

81

Section 5.13. Assumption by Trustee.

81

Section 5.14. “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses, Assumption

Agreements; Release of Collateral.

81

Section 5.15. Release of Mortgage Files.

81

Section 5.16. Documents, Records and Funds in Possession of Master Servicer

To Be Held for Trustee.

81

Section 5.17. Removal of Master Servicer; Resignation of Master Servicer

Trm of Servicing.

81

Section 5.18. [Reserved]

95

Section 5.19. Standard Hazard and Flood Insurance Policies.

95

Section 5.20. Presentment of Claims and Collection of Proceeds.

95

Section 5.21. Maintenance of the Primary Mortgage Insurance Policies.

95

Section 5.22. Trustee To Retain Possession of Certain Insurance Policies and Documents.

95

Section 5.23. Realization Upon Defaulted Mortgage Loans.

95

Section 5.24. Compensation to the Master Servicer.

95

Section 5.25. REO Property.

95

Section 5.26. Delinquency Advances and Servicing Advances.

95

Section 5.27. Master Servicer Reports.

95

Section 5.28. Annual Officer’s Certificate as to Compliance.

95

Section 5.29. Annual Independent Accountants’ Servicing Report.

95

Section 5.30. Merger or Consolidation of Master Servicer.

95

Section 5.31. [Reserved].

95

Section 5.32. Assignment or Delegation of Duties by the Master Servicer.

95

Section 5.33. Limitation on Liability of the Master Servicer and Others.

95

ARTICLE VI THE CERTIFICATES

95

Section 6.01. The Certificates.

95

Section 6.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

95

Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

95

Section 6.04. Persons Deemed Owners.

95

Section 6.05. Access to List of Certificateholders’ Names and Addresses.

95

Section 6.06. Maintenance of Office or Agency.

95

ARTICLE VII DEPOSITS AND DISTRIBUTIONS

95

Section 7.01. Rights of the Holders.

95

Section 7.02. Establishment of Trust Accounts and Certificate Distribution Account.

97

Section 7.03. Investment of Amounts.

101

Section 7.04. Collections.

101

Section 7.05. Flow of Funds.

103

Section 7.06. Disbursement of Funds.

103

Section 7.07. Allocation of Losses.

103

Section 7.08. Reports to Certificateholders.

103

Section 7.09. Presentation of Certificates.

105

Section 7.10. Compensating Interest.

105

Section 7.11. Certain Provisions With Respect to the Underlying Securities and

Rate Protection Agreements.

105

ARTICLE VIII REMEDIES

106

Section 8.01. Limitation on Suits.

106

Section 8.02. Restoration of Rights and Remedies.

106

Section 8.03. Rights and Remedies Cumulative.

107

Section 8.04. Delay or Omission Not Waiver.

107

Section 8.05. Control by Certificateholders.

107

Section 8.06. Waiver of Past Defaults.

109

Section 8.07. Undertaking for Costs.

109

Section 8.08. Waiver of Stay or Extension Laws.

109

ARTICLE IX LIMITATION ON LIABILITY; INDEMNITIES

109

Section 9.01. Liabilities of Mortgagors.

109

Section 9.02. Liability of the Depositor.

109

Section 9.03. Relationship of Master Servicer.

109

Section 9.04. Indemnities of the Master Servicer.

109

ARTICLE X CONCERNING THE TRUSTEE

110

Section 10.01. Duties of Trustee.

110

Section 10.02. Certain Matters Affecting the Trustee.

112

Section 10.03. Trustee’s Disclaimer.

112

Section 10.04. Trustee May Own Certificates.

112

Section 10.05. Compensation and Indemnity.

112

Section 10.06. Replacement of Trustee.

114

Section 10.07. Successor Trustee by Merger.

114

Section 10.08. Appointment of Co-Trustee or Separate Trustee.

114

Section 10.09. Eligibility; Disqualification.

117

Section 10.10. Fees and Expenses.

117

Section 10.11. Representations and Warranties.

117

Section 10.12. Reporting Requirements of the Commission and Indemnification.

117

ARTICLE XI MISCELLANEOUS

117

Section 11.01. Termination upon Liquidation or Purchase of all Mortgage Loans.

117

Section 11.02. Final Distribution on the Certificates.

117

Section 11.03. Additional Termination Requirements.

121

Section 11.04. Beneficiaries.

121

Section 11.05. Amendment.

121

Section 11.06. Notices.

121

Section 11.07. Merger and Integration.

128

Section 11.08. Headings.

128

Section 11.09. Provision of Information.

128

Section 11.10. Severability of Provisions.

128

Section 11.11. No Proceedings.

128

Section 11.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

128

Section 11.13. Counterparts.

128

Section 11.14. Taxes.

128

Section 11.15. Periodic Filings.

128

Section 11.16. Rule 144A Information; Periodic Filings.

128

EXHIBITS
Exhibit A	Form of Master Servicer’s Monthly Report
Exhibit B	Form of Initial Certification
Exhibit C	Form of Interim Certification
Exhibit D	Form of Final Certification
Exhibit E	Form of Request for Release of Documents
Exhibit F	[Reserved]
Exhibit G	Rate Protection Agreements
Exhibit H	[Reserved]
Exhibit I	Form of Confirmation and Confidentiality Agreement
Exhibit J	Transferor Certificate
Exhibit K	Investment Letter
Exhibit L	Rule 144A Letter
Exhibit M	Form of Transfer Affidavit
Exhibit N	Certification of Servicer
SCHEDULES
Schedule I	Mortgage Loan Schedule
Schedule I-A	Performing Mortgage Loans
Schedule I-B	Non-Performing Mortgage Loans
Schedule I-C	Simple Interest Mortgage Loans
Schedule I-D	[Reserved]
Schedule I-E	Prepayment Premium Conveyed Mortgage Loans
Schedule I-F	Bi-Weekly Mortgage Loans
Schedule I-G	Convertible Mortgage Loans
Schedule I-H	[Reserved]
Schedule I-I	[Reserved]
Schedule I-J	[Reserved]
Schedule II-A	[Reserved]

[The provisions of the Pooling and Servicing Agreement for each series will be modified as applicable, including the addition of provisions for home equity line of credit transactions if applicable.  References herein to a master servicer will only be applicable to each series for which a master servicer has been identified.]

POOLING AND SERVICING AGREEMENT, dated as of [          ] (this “Agreement” or “Pooling and Servicing Agreement”), among HMB ACCEPTANCE CORP., as Depositor (the “Depositor”), [          ], a [          ], its successors and permitted assigns, as Master Servicer (the “Master Servicer”), [          ], as Servicer (the “Servicer”) and [          ], a [          ], its successors and permitted assigns, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, [          ], a [          ] (the “Seller”), has conveyed the Mortgage Loans to the Depositor pursuant to the Purchase Agreement;

[WHEREAS, the Depositor will transfer such Mortgage Loans to the Trustee pursuant to this Agreement];

WHEREAS, the Depositor will transfer any and all of its rights in certain Rate Protection Agreements and certain other assets to the Trustee pursuant to this Agreement;

WHEREAS, the Master Servicer is willing to act as the Master Servicer hereunder to supervise the servicing of the Mortgage Loans, as provided herein, on behalf of the Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as comprising [two] real estate mortgage investment conduits (each a “REMIC” or, in the alternative, [the “Subsidiary REMIC” and the “Master REMIC”,] respectively).  The [Subsidiary] REMIC will hold as assets all property of the Trust Fund and will be evidenced by (i) the [Subsidiary] REMIC Regular Interests, which will be uncertificated and will represent the “REMIC regular interests” in the [Subsidiary] REMIC, and (ii) the Class [   ] Interest, which will represent the “REMIC residual interest” in the [Subsidiary] REMIC.  The [Master] REMIC will hold as assets the [Subsidiary] REMIC Regular Interests and will be evidenced by the Certificates, each of which (other than the Class [   ] Certificate) will represent ownership of one or more “REMIC regular interests” in the [Master] REMIC.  The Class [   ] Certificate will represent ownership of the sole class of “REMIC residual interest” in each of the [Subsidiary] REMIC and the [Master] REMIC.  The latest possible maturity date, for federal income tax purposes, of all REMIC regular interests created herein shall be the Latest Possible Maturity Date.

The following table sets forth characteristics of the Certificates, together with minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

Class Designation	Initial Class Principal Balance	Interest Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class [ ]	$[ ]	[ ]%	$[ ]	$[ ]
Class [ ]	(1)	[ ]%	$[ ]	$[ ]
Class [ ](3)	$[ ]	[ ]%	(4)	(4)

(1)

The Class [   ] Certificates shall accrue interest on the Class [   ] Notional Amount (initially, $[   ]).  The Class [   ] Certificates shall not receive any distributions of principal.

(2)

Minimum denomination is based on the Notional Amount of such Class.

(3)

The Class R Certificate represents the sole class of residual interest in each REMIC.

(4)

The Class R Certificate shall be issued as two separate certificates, one with an initial Percentage Interest of [   ] % and the Tax Matters Person Certificate with an initial Class Percentage Interest of [   ] %.

The following table specifies the class designation, interest rate and principal amount for each class of [Subsidiary] REMIC Interest:

[Subsidiary] REMIC Interest	Initial Principal Balance	Interest Rate	Corresponding Certificates
SR-[ ]	[ ]%	[ ]%	[ ], [ ](1)
SR-[ ]	[ ]%	[ ]%	[ ]
SR-[ ]	(2)	(2)	[ ]

(1)

The Class [   ] Certificates are entitled to receive on each Distribution Date a specified portion of the interest payable on the SR-[   ] [Subsidiary] REMIC Interest.  Specifically, for each Accrual Period, the Class [   ] Certificates are entitled to interest accruals on the SR-[   ] [Subsidiary] REMIC Interest at a per annum rate equal to [   ].

(2)

The SR-[   ] is the sole class of residual interest in the [Subsidiary] REMIC.  It pays no interest or principal.

On each Distribution Date, the Available Funds shall be distributed with respect to the [Subsidiary] REMIC interests in the following manner:

(1)

Interest is to be distributed with respect to each [Subsidiary] REMIC Regular Interest at the rate described above to the same extent that interest is distributed with respect to each [Subsidiary] REMIC Regular Interest’s Corresponding Class or Classes of Certificates; and

(2)

Principal to be distributed with respect to each [Subsidiary] REMIC Interest in the same manner and in the same amount as principal is distributed with respect to each [Subsidiary] REMIC Regular Interest’s Corresponding Class or Classes of Certificates.

On each Distribution Date, Realized Losses shall be allocated among the [Subsidiary] REMIC Interests in the same manner that Realized Losses are allocated among each [Subsidiary] REMIC Interest’s Corresponding Class or Classes of Certificates.

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) the Servicing Standard applicable to the Servicer, but in no event below the standard set forth in clause (x) above.

Accrual Period:  With respect to the Securities and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date.  All calculations of interest on the Class [   ] Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months[, and all calculations of interest on the Class [   ] Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days].

Adjustable Rate Mortgage Loan:  A Mortgage Loan that provides for the adjustment of the Mortgage Rate payable in respect thereto, identified as such on the Mortgage Loan Schedule.

Adjustable Rate Performing Mortgage Loan:  Any Adjustable Rate Mortgage Loan that is a Performing Mortgage Loan.

Advance:  An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on a Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the Servicer (or by a successor servicer) or the Master Servicer pursuant to Section 4.19.

Adverse Claim:  Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than any security interest created under this Agreement.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement, as amended from time to time, including all exhibits and schedules hereto.

Asset Balance:  With respect to any Distribution Date, the sum of the Pool Balance for such date and the Underlying Securities Balance for such date.

Assignment:  With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage.

Authorized Officer:  With respect to any corporation or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.  With respect to any trust, any Authorized Officer of the corporate trustee or any individual co-trustee.

[Available Funds Cap:  With respect to each Class of Certificates and any Distribution Date, (A)(1)(a) the sum of (i) the aggregate of interest accrued (whether or not collected or advanced) for the related Due Period on all the Mortgage Loans at the applicable Net Mortgage Rates, (ii) any amount received with respect to such Distribution Date under the terms of any Rate Protection Agreement and (iii) any interest distributable on the Underlying Securities with respect to such Distribution Date minus (b) the aggregate of interest accrued for the related Accrual Period on all Classes of Certificates having a higher priority of distribution than such Class divided by (2) the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.]

Balloon Loan:  A Mortgage Loan with a Monthly Payment that does not fully amortize the principal amount of such Mortgage Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

Balloon Payment:  With respect to any Balloon Loan, a payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

Bankruptcy Coverage Termination Date.  The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss.  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount.  As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect than any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

Basic Documents:  This Agreement, the Purchase Agreement and any other agreements relating to the servicing of the Mortgage Loans, the Securities Transfer Agreement, the Custody Agreement, the Underwriting Agreement, any Rate Protection Agreement and any amendment or supplement to any such document.

[Basis Risk Shortfall:  With respect to any Distribution Date and to any Class of Certificates, the amount, if any, by which (i) the aggregate amount by which interest distributed on such Class on previous Distribution Dates has been reduced by application of the Available Funds Cap, together with interest on such amounts at the applicable Interest Rate without regard to the applicable Available Funds Cap, exceeds (ii) the aggregate of amounts previously distributed on such Class in respect of such amounts.]

Bi-Weekly Mortgage Loan:  Each Mortgage Loan listed on Schedule I-F hereto.

Book-Entry Certificate:  Any Certificate registered in the name of the Depository or its nominee.

Bulk PMI Policy:  [To insert as applicable]

Business Day:  Any day other than a Saturday or a Sunday, or another day on which banks in the State of Maryland, the State of Minnesota, the State of North Carolina or the State of New York (or such other states in which the Corporate Trust Office or the principal offices of the Master Servicer or the Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

Carryforward Interest: With respect to any Distribution Date and to each Class of Certificates other than the Residual Certificate, the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest, together with interest on such amounts at the applicable Interest Rate, for such Class from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date.

CERCLA:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Certificate:  Any of the Class [   ] Certificates and the Residual Certificates issued pursuant to this Agreement.

Certificate Distribution Account:  The separate Eligible Account established and maintained by the Trustee pursuant to Section 7.02(a)(iv).

Certificate Owner or Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books and records of the Depository or on the books of a Direct Participant or on the books of an Indirect Participant for which a Direct Participant acts as agent.

Certificate Register:  The register maintained pursuant to Section 6.02 hereof.

Certificateholder or Holder.  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interest evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 11.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Civil Relief Act:  The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Class:  Any Certificates having the same class designation.

Class [   ] Certificates:  [to be provided or omitted, as applicable]

Class Notional Balance:  [to be provided or omitted, as applicable]

Class Certificate Principal Balance:  With respect to any Class of Certificates and any date, the initial aggregate principal balance of the Certificates of such Class less the sum of (i) all amounts previously distributed to Holders of the Certificates of such Class with respect to principal pursuant to Section 7.05 hereof and (ii) all Realized Losses previously allocated to such Class pursuant to Section 7.07.

Closing Date:  [          ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The separate Eligible Account established and maintained by the Master Servicer, on behalf of the Trustee, pursuant to Section 5.07.

Combined Loan-to-Value Ratio:  With respect to any Junior Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, plus the aggregate outstanding principal balance of the mortgage loan senior thereto, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Commission:  The Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Master Servicing Compensation payable to the Master Servicer with respect to all Mortgage Loans for such Distribution Date and (ii) the aggregate of prepayment interest shortfalls with respect to the Mortgage Loans for such Distribution Date.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan listed, together with the applicable purchase price percentage, on Schedule I-G hereto, which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  [          ].

Current Interest: With respect to each Class of Certificates other than the Residual Certificates and the Class [   ] Certificates and any Distribution Date, the aggregate amount of interest accrued during the applicable Accrual Period at the applicable Interest Rate on the Class Certificate Principal Balance or Class Notional Balance of such Class immediately prior to such Distribution Date.

Current Overcollateralization Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Asset Balance for such date.

Custodial Account:  The separate Eligible Account or Accounts established and maintained by the Servicer (or any subservicer on its behalf) pursuant to Section 4.05 hereof.

Cut-off Date:  [          ].

Cut-off Date Asset Balance:  The sum of the Cut-off Date Pool Balance and the Initial Underlying Securities Balance.

Cut-off Date Pool Balance:  $[   ].

Debt:  For any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

Debt Service Reduction.  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

[Deferred Amount:  Any Basis Risk Shortfall or Deferred Principal Amount.]

[Deferred Principal Amount:  With respect to any Distribution Date and to any Class of Certificates, the amount, if any, by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Certificate Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (ii) the aggregate of amounts previously distributed on such Class in reimbursement of such amounts.]

Deficient Valuation:  With respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related Mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Delinquency Advance:  With respect to the Master Servicer, as defined in Section 5.26(a) hereof, and with respect to the Servicer, any advance of funds in respect of a delinquent Monthly Payment made pursuant to the terms of Article IV hereof.

Depositor:  HMB Acceptance Corp., a Delaware corporation, and its successors and assigns.

Depository:  The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

Distressed Mortgage Loan:  Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of more than 90 days without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer or the Trustee has accepted a deed in lieu of foreclosure.

Determination Date:  With respect to any Distribution Date, the [   ] day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Direct Participant:  Any broker-dealer, bank or other financial institution for which the Depository holds the Book-Entry Certificates from time to time as a securities depository.

Distribution Date:  The [   ] calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing in [          ].

Dollar and $:  Lawful currency of the United States of America.

Due Date:  The day of the calendar month in which the Monthly Payment on a Mortgage Loan is due.

Due Period:  The period from and including the second day of the calendar month preceding the calendar month in which any Distribution Date occurs to and including the first day of the calendar month in which such Distribution Date occurs.

Electronic Ledger:  The electronic master record of the Mortgage Loans maintained by the Master Servicer or the Servicer.

Eligible Account:  (i) An account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s and A-1+ by S&P at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.  Eligible Accounts may bear interest.

Eligible Investments:  [Any of the following (which may be purchased by or through the Trustee, the Master Servicer or any of their respective Affiliates):

(i)

obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(ii)

repurchase agreements on obligations specified in clause (a);  provided, that the short-term debt obligations of the party agreeing to repurchase are rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(iii)

federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(iv)

commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(v)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed [   ]% of the sum of the Asset Balance; provided, further, that such securities will not be Eligible Investments if they are identified as being under review with negative implications from either Rating Agency;

(vi)

securities of money market funds or mutual funds rated AAAm or AAAm-G by S&P or, if not rated by S&P, AAA or better by Fitch and Aa1 by Moody’s (including any such funds for which the Trustee in its individual capacity or the Master Servicer, or any of their respective Affiliates, receives compensation as administrator, sponsor, agent or the like); and

(vii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security, or other investment rated in the highest rating category by each Rating Agency or otherwise approved in writing by each Rating Agency;

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulation Section 1.860G-2(g)(1) and (B) no instrument described above is permitted to evidence either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.]

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Escrow Account:  Any account established and maintained by the Servicer pursuant to Section 4.06(a).

Event of Master Servicer Default:  As defined in Section 5.17.

Event of Servicer Default:  As defined in Section 4.26.

[Excess Cashflow:  With respect to any Distribution Date, the sum of (a) Excess Interest for such date and (b) the Overcollateralization Release Amount for such date.]

[Excess Interest:  With respect to any Distribution Date, the sum of (x) the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (x) of Section 7.05(b) on such date and (y) the proceeds of the sale of any Excess Cap Amount.]

Excess Loss:  The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Excluded Servicing Obligations:  As defined in Section 5.01 hereof.

Extra Principal Distribution Amount:  With respect to any Distribution Date, the lesser of (a) Excess Interest for such Distribution Date and (b) the Overcollateralization Deficiency for such date.

FDIC:  The Federal Deposit Insurance Corporation.

FHA:  The Federal Housing Administration.

FHA Approved Mortgagee:  A corporation or other entity approved as a mortgagee by FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service, as applicable, loans insured by the FHA.

FHA Insurance:  An insurance policy granted by the FHA with respect to any Mortgage Loan.

FHA Mortgage Loan:  At any time, any Mortgage Loan that is subject to FHA Insurance and eligible for reimbursement thereunder.

FHA Regulations:  Regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

FHA/VA Claim Proceeds:  Either (i) the amount of insurance proceeds received from the FHA under FHA Insurance in the event of a default with respect to an FHA Mortgage Loan or (ii) the amount of proceeds received from the VA under a VA Guaranty in the event of a default with respect to a VA Mortgage Loan.

FHLMC:  The Federal Home Loan Mortgage Corporation.

Final Scheduled Distribution Date:  [          ].

Financial Asset:  The meaning specified in Section 8-102(a)(9) of the New York UCC.

Fitch:  Fitch, Inc. or any successor thereto.

Fixed Rate Mortgage Loan:  A Mortgage Loan that has a fixed Mortgage Rate, identified as such on the Mortgage Loan Schedule.

Fixed Rate Performing Mortgage Loan:  Any Fixed Rate Mortgage Loan that is a Performing Mortgage Loan.

FNMA:  The Federal National Mortgage Association.

Fraud Loss.  A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $[          ], subject to reduction from time to time by the amount of Fraud Loss allocated to the Certificates.  In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then aggregate Stated Principal Balances of all the Mortgage Loans on such anniversary and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

GAAP:  Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

Governmental Authority:  The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

Housing Act:  The National Housing Act of 1934, as amended.

HUD:  United States Department of Housing and Urban Development.

Independent Public Accountant:  Any of (a) Deloitte & Touche LLP, (b) PricewaterhouseCoopers, (c) Ernst & Young LLP and (d) KPMG LLP (and any successors of the foregoing); provided, that such firm must be independent with respect to the Master Servicer or the Servicer, as the case may be, within the meaning of the Securities Act.

Index:  With respect to each Adjustable Rate Mortgage Loan, the index specified in the related Mortgage Note that, when added to the gross margin specified therein, equals the Mortgage Rate thereon.

Indirect Participant:  Any financial institution for which any Direct Participant holds an interest in a Book-Entry Certificate.

Initial Aggregate Certificate Principal Balance:  $[   ].

Initial Bankruptcy Coverage Amount:  [   ].

Initial Underlying Securities Balance:  $[   ].

Insurance Policy:  Any hazard, title, flood, environmental or primary mortgage or other insurance policy, including any Primary Mortgage Insurance Policy, relating to a Mortgage Loan.

Insurance Proceeds:  With respect to any Distribution Date, all insurance proceeds received by the Master Servicer or the Servicer during the related Prepayment Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, or Primary Mortgage Insurance Policies, and payments made by the Master Servicer or the Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer or the Servicer, and were applied by the Master Servicer or the Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy.

Interest Rate:  With respect to each Class of Certificates, the per annum rate of interest applicable to Certificates of such Class, as specified below:

Class	Interest Rate
[ ]	[to be provided, as applicable]
[ ]	[to be provided, as applicable]
[ ]	[to be provided, as applicable]
[ ]	[ ]

Interest Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer (or, in the case of clause (vii), by the Trustee) and to the extent provided in this Agreement, (a) the sum of (i) all interest collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments, other than any prepayment premiums or yield maintenance payments, during the related Due Period (less (x) Outstanding Advances and other amounts due to the Master Servicer, the Servicer, the Trustee (other than the Trustee Fee), to the extent allocable to interest, and (y) any Net Prepayment Interest Excess for such Distribution Date), (ii) any Compensating Interest paid by the Master Servicer and any amounts paid by the Servicer in respect of prepayment interest shortfalls with respect to such Distribution Date, (iii) the portion of the Purchase Price allocable to interest (less Outstanding Advances, to the extent allocable to interest) and other amounts due the Master Servicer, the Servicer, the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest, less Outstanding Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicer, the Trustee, to the extent allocable to interest, (vi) all Subsequent Recoveries collected during the related Prepayment Period, (vii) any distribution of interest received with respect to the Underlying Securities by the Trustee on the related Underlying Distribution Date, (viii) any payments received with respect to such Distribution Date under any Rate Protection Agreement and (ix) the Yield Maintenance Amount, if any, as reduced by (b) any expenses of the Trustee reimbursable pursuant to this Agreement and not reimbursed pursuant to clauses (a)(i), (a)(iii) or (a)(v) above.

Investment Company Act:  The Investment Company Act of 1940, as amended.

Junior Mortgage Loan:  Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

[LIBOR:  As to any Accrual Period other than the initial Accrual Period, the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Rate Adjustment Date.  “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the Class [ ] Certificates then outstanding.  The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

LIBOR for the initial Accrual Period shall be [   ]%.]

[LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.]

[LIBOR Rate Adjustment Date:  With respect to any Accrual Period, the second LIBOR Business Day immediately prior to the commencement of such Accrual Period.]

Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer or the Master Servicer, as applicable, has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

Liquidation Expenses:  Customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by the Servicer or the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any Outstanding Advances expended by the Servicer or the Master Servicer with respect to such Mortgage Loan.

Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of REO Property, and including any FHA/VA Claim Proceeds not retained by the Servicer pursuant to this Agreement) recovered by the Master Servicer or the Servicer in connection with such Liquidated Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

Loan Assets:  Collectively, the Mortgage Loans and the Underlying Securities.

Loan Collateral:  With respect to any Mortgage Loan, the related Mortgaged Property and any personal property securing the related Mortgage Loan, including any lessor’s interest in such property, whether characterized or recharacterized as an ownership or security interest, and including any accounts or deposits pledged to secure such Mortgage Loan.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Majority Holder of the Residual Certificates:  The Holder of more than 50% of the Percentage Interest in the Residual Certificates.

[Master] REMIC:  As described in the Preliminary Statement.

Master Servicer:  [          ] or any successor or permitted assign under the terms of this Agreement.

Master Servicer Remittance Date:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Master Servicer’s Monthly Report:  The report containing the information described in Section 5.27 hereof, in substantially the form of Exhibit A hereto.

Master Servicing Compensation:  With respect to any Distribution Date, the amount of all income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account for the period commencing on the previous Master Servicer Remittance Date  and ending on the related Master Servicer Remittance Date, less the Trustee Fee payable to the Trustee for such Distribution Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Monthly Payment:  The scheduled monthly principal and interest payment on a Mortgage Loan for any month, as such monthly payment may have been reduced by any Deficient Valuation.  The Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.  The Monthly Payment for any Bi-Weekly Mortgage Loan shall be deemed to include all bi-weekly payments due on such Mortgage Loan during the related Due Period.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  The written instrument creating a valid lien on real property, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, certificate of title or other instrument creating a lien on or interest in the Loan Collateral; or, in the case of a Cooperative Loan, the Security Agreement.

Mortgage File:  As defined in Section 2.01 hereof.

Mortgage Loan:

(a)

either

(i)

a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund; or

(ii)

an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund;

(b)

all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

(c)

all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

(d)

all collections with respect to any of the foregoing;

(e)

all Records with respect to any of the foregoing; and

(f)

all proceeds of any of the foregoing.

Mortgage Loan Certificate:  With respect to each Mortgage Loan with FHA Insurance, the mortgage insurance certificate evidencing such insurance.

Mortgage Loan Negative Amortization:  With respect to any Adjustable Rate Mortgage Loan that provides for negative amortization, an amount added to the principal balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note, generally equal to the excess, if any, of interest accrued at the Mortgage Rate for any month over the greater of (a) the amount of the Monthly Payment for such month and (b) the amount of interest received in respect of such month from the related Mortgagor.

Mortgage Loan Schedule:  As of any date, the list of Mortgage Loans included in the Trust Fund, attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-D, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H and Schedule I-I).  The Mortgage Loan Schedule shall be prepared by or on behalf of the Depositor and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the city, state and zip code;

(iv)

a code indicating whether the Mortgaged Property is owner-occupied;

(v)

the type of residential dwelling, if any, constituting the Mortgaged Property;

(vi)

the lien position of such Mortgage Loan;

(vii)

whether such Mortgage Loan is a Balloon Loan;

(viii)

whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(ix)

the original term to maturity (from origination or, if such Mortgage Loan has been modified, from modification);

(x)

the stated remaining months to maturity from the Cut-off Date based on the amortization schedule;

(xi)

the Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the Combined Loan-to-Value Ratio, at origination;

(xii)

the current Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the current Combined Loan-to-Value Ratio;

(xiii)

the Mortgage Rate as of the Cut-off Date;

(xiv)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(xv)

the Due Date currently in effect;

(xvi)

the stated Final Scheduled Distribution Date;

(xvii)

the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

(xviii)

the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance;

(xix)

the original principal amount of the Mortgage Loan;

(xx)

the outstanding scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xxi)

in the case of each Adjustable Rate Mortgage Loan, the gross margin;

(xxii)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xxiii)

in the case of each Adjustable Rate Mortgage Loan, the maximum mortgage rate;

(xxiv)

in the case of each Adjustable Rate Mortgage Loan, the minimum mortgage rate;

(xxv)

the Mortgage Rate at origination;

(xxvi)

in the case of each Adjustable Rate Mortgage Loan, the periodic rate cap;

(xxvii)

in the case of each Adjustable Rate Mortgage Loan, the Index;

(xxviii)

in the case of each Adjustable Rate Mortgage Loan, the first adjustment date immediately following the Cut-off Date;

(xxix)

in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

(xxx)

a code indicating the Servicer and related Servicing Fee Rate;

(xxxi)

a code indicating whether such Mortgage Loan is a Pool PMI-Insured Mortgage Loan;

(xxxii)

a code identifying the Pool PMI Insurer, if any;

(xxxiii)

whether such Mortgage Loan provides for negative amortization; and

(xxxiv)

if such Mortgage Loan is a Retained Interest Mortgage Loan, the Retained Interest Rate.

Mortgage Note:  The original executed promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note, which is set forth in such Mortgage Note.

Mortgaged Property:  Any of (x) the fee simple interest in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  With respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

Net Insurance Proceeds:  As to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Master Servicer or the Servicer in respect of Outstanding Advances relating to such Mortgage Loan.

Net Liquidation Proceeds:  As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) amounts payable therefrom to the Master Servicer or the Servicer in respect of Liquidation Expenses and Outstanding Advances relating to such Mortgage Loan and (ii) any Seller Amounts relating to such Mortgage Loan.

Net Mortgage Rate:  As to each Mortgage Loan, with respect to any date of determination, a rate per annum equal to the excess of the Mortgage Rate in effect as of the Due Date in the preceding calendar month over the sum of the applicable Servicing Fee Rate, and any lender-paid primary mortgage insurance premium expressed as an annual rate.

Net Prepayment Interest Excess:  With respect to any Distribution Date, the excess, if any, of the Gross Prepayment Interest Excess with respect to the Non-Servicer Obligated Mortgage Loans for such Distribution Date over the Gross Prepayment Interest Shortfall with respect to such Mortgage Loans for such Distribution Date.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-Performing Mortgage Loan:  Each Mortgage Loan listed on Schedule I-B hereto.

Non-Recoverable Advance:  Any Advance which the Servicer, the Master Servicer or the Trustee, as applicable, has determined in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer, the Master Servicer or the Trustee from late payments, Insurance Proceeds, Liquidation Proceeds and other collections or recoveries in respect of the related Mortgage Loan or REO Property.  The determination by the Servicer or the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Depositor setting forth such determination and the procedures and considerations of the Servicer or the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by the Servicer or the Master Servicer which may support such determination.

Officer’s Certificate:  With respect to any Person, a certificate signed by an Authorized Officer of such Person or, in the case of the Master Servicer or the Servicer, by a Servicing Officer.

Opinion of Counsel:  A written opinion of counsel (who may be counsel to the Seller, the Depositor, the Master Servicer or the Servicer), which opinion is reasonably acceptable to the Trustee.  With respect to any opinion dealing with federal income tax matters, such counsel must (i) in fact be independent of the Seller, the Depositor, the Master Servicer, the Trustee and the Servicer, (ii) not have any direct financial interest in the Seller, the Depositor, the Master Servicer, the Trustee or the Servicer or in any Affiliate of any of them and (iii) not be connected with the Seller, the Depositor, the Master Servicer, the Trustee or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Originator:  The Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

Outstanding Advances:  As of any date with respect to a Mortgage Loan, the total amount of Advances made on such Mortgage Loan for which the Master Servicer or the Servicer has not been reimbursed, to the extent that the Master Servicer is entitled to reimbursement hereunder or the Servicer is entitled to reimbursement therefor pursuant to this Agreement.

Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (a) the Asset Balance for such date exceeds (b) the aggregate principal balance of the Certificates on such date after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency:  With respect to any Distribution Date other than the first Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Certificate Principal Balances of the Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.  With respect to the first Distribution Date, the Overcollateralization Deficiency will be equal to the amount, if any, by which the Overcollateralization Amount on the Closing Date exceeds the amount calculated as described in clause (y).

Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the Class Certificate Principal Balances of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

Ownership Interest:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Percentage Interest:  The percentage interest (which may be expressed as a fraction) evidenced by any Certificate, which is equal to a fraction, the numerator of which is the initial principal [(or notional)] balance of such Certificate, and the denominator of which is the initial Class Certificate Principal Balance [(or Class Notional Balance)] of all Certificates of the same Class.

Performing Mortgage Loans:  All Mortgage Loans other than Non-Performing Mortgage Loans.

Person:  An individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

Policy:  With respect to any FHA Mortgage Loan or VA Mortgage Loan, the applicable FHA Insurance or VA Guaranty.

Policy Payments Account:  The account established and maintained by the Trustee pursuant to Section 7.12(b).

Pool Balance:  With respect to any Distribution Date, the aggregate of the Principal Balances of the Mortgage Loans for such date.

Prepayment in Full:  With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such Mortgage Loan, together with interest thereon at the related Mortgage Rate to the date of such prepayment, and resulting in the full satisfaction of such Mortgage Loan.

Prepayment Penalty:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

Prepayment Period:  As to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

Preservation Expenses:  Reasonable and customary expenditures made by the Master Servicer or the Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

Primary Mortgage Insurance Policy:  Any policy of primary mortgage guaranty insurance issued by an insurance company, FHA Insurance or a VA Guaranty with respect to any Mortgage Loan.

Principal Balance:  With respect to any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-off Date after deduction of all Monthly Payments due on or before the Cut-off Date, plus any Mortgage Loan Negative Amortization, plus, in the case of a Partially Disbursed Mortgage Loan, any Additional Loan Amounts conveyed to the Trustee after the Cut-off Date, minus the sum of (i) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the last day of the related Due Period and (ii) all Principal Prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected (other than Subsequent Recoveries), through the last day of the related Prepayment Period.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (i) the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date and (ii) the Extra Principal Distribution Amount, if any, for such date.

Principal Prepayment:  With respect to any Mortgage Loan, any payment of principal made by the related Mortgagor in advance of the Due Date therefor other than the principal portion of (i) Monthly Payments other than Balloon Payments and (ii) Payaheads.

Principal Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer, the sum of (i) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments during the related Due Period, (ii) all Prepayments in Full or partial Principal Prepayments received during the applicable Prepayment Period, (iii) the portion of the Purchase Price of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period allocable to principal, (iv) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected (other than Subsequent Recoveries) and remittances made during the related Prepayment Period, to the extent allocable to principal, as reduced, in each case, to the extent provided in this Agreement, by Outstanding Advances, to the extent allocable to principal, and other amounts due to the Master Servicer, the Servicer or the Trustee, hereunder, to the extent not reimbursed from the Interest Remittance Amount for such Distribution Date and (vi) any distribution of principal received with respect to the Underlying Securities by the Trustee on the related Underlying Distribution Date.

Private Certificate:  Each Class [  ], Class [  ] and Class [  ] Certificate.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus dated [       ], as supplemented by the prospectus supplement dated [               ,       ], relating to the Certificates.

Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of [          ], by and between the Seller and the Depositor, providing for the transfer of the Mortgage Loans to the Depositor.

Purchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon from the date as to which interest was last paid to (but not including) the date of purchase, calculated at the Mortgage Rate thereon and (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) in the case of any Adjustable Rate Mortgage Loan, have a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of any Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of any Adjustable Rate Mortgage Loan, have a gross margin equal to the gross margin of the Deleted Mortgage Loan, (vi) in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio (or a Combined Loan-to-Value Ratio, as applicable) as of the date of substitution equal to or lower than the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, as applicable) of the Deleted Mortgage Loan as of such date, (x) be an FHA Mortgage Loan if the Deleted Mortgage Loan was an FHA Mortgage Loan and be a VA Mortgage Loan if the Deleted Mortgage Loan was a VA Mortgage Loan, (xi) not be more than 29 days delinquent in payment unless the Deleted Mortgage Loan is delinquent in payment, and then only to the extent that the Deleted Mortgage Loan is delinquent and (xii) conform to each representation and warranty set forth in Section 6 of the Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios (or Combined Loan-to-Value Ratios, as applicable) described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate Protection Agreement:  Any interest rate cap agreement entered into by the Trustee on behalf of Certificateholders, which agreement provides for payment by the applicable Rate Protection Provider to the Trust Fund subject to the conditions provided therein, together with any schedules or other agreements relating thereto, each attached hereto as part of Exhibit G (as such may be modified or replaced in connection with the sale of any Excess Cap Amount).

Rate Protection Provider:  Any counterparty to the Trustee required to make payment to the Trust Fund under any Rate Protection Agreement.

Rating Agency:  Each of [Moody’s, S&P and Fitch].

Ratings Requirement:  With respect to the Rate Protection Provider, (i) a long-term senior unsecured debt rating or credit rating of at least “A1” by Moody’s and a short-term credit rating of “P-1” by Moody’s and (ii) a long-term senior unsecured debt rating or credit rating of at least “A+” by Standard & Poor’s and a short-term senior unsecured debt rating or issuer credit rating of at least “A-1” by Standard & Poor’s.

Readjustment Act:  The Serviceman’s Readjustment Act of 1944, as amended.

Real Estate:  All Loan Collateral whose perfection is governed by state real estate statutes or other state real estate law.

Realized Loss:  An amount determined by the Servicer and evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer pursuant to this Agreement, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Mortgage Loan (other than a Liquidated Mortgage Loan with respect to which a Deficient Valuation has occurred), the excess of the Principal Balance of such Liquidated Mortgage Loan plus interest thereon at a rate equal to the sum of the applicable Mortgage Rate less the Servicing Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the Servicer or the Master Servicer from the related Custodial Account or the Collection Account with respect to such Mortgage Loan, or (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to any Distribution Date (i) in the case of the Class [   ] Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs or, in the case of the first Distribution Date, the Closing Date and (ii) in the case of the Class [          ] Certificates, the Business Day immediately preceding such Distribution Date.

Records:  All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer and the Master Servicer or by or on behalf of the Seller with respect to the Mortgage Loans and the related Mortgagors.

Regulations:  FHA Regulations or VA Regulations, as the case may be.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Imputed Payment:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable.

REO Property:  Loan Collateral acquired by the Master Servicer or the Servicer on behalf of the Trustee through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

Request For Release:  The form set forth as Exhibit E hereto.

Required Certificateholders:  Holders who hold Certificates evidencing not less than 51% of the aggregate Voting Rights of the Certificates; provided, however, that for purposes of Section 11.05(b), such percentage shall be increased to 66-2/3%.

Required Insurance Policies:  Any Insurance Policy required to be maintained by the Servicer under this Agreement.

Reserve Fund:  [To be provided as applicable].

Residual Certificate:  As specified in the Preliminary Statement.

Responsible Officer:  Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is [          ]), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 7.02(c).

Securities Transfer Agreement:  [to be provided or omitted, as applicable].

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Loan that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Seller:  [          ], as seller under the Purchase Agreement.

Seller Amount:  With respect to any Mortgage Loan listed on Schedule I-B that has become a Liquidated Mortgage Loan, the amount, if any, by which (i) Liquidation Proceeds received with respect to such Mortgage Loan exceed (ii) the sum, without duplication, of (a) the Principal Balance, (b) the principal portion of any delinquent Monthly Payment not advanced, (c) interest accrued since the Cut-off Date and neither paid nor advanced, (d) any outstanding Servicing Advances and (e) any Liquidation Expenses, in each case with respect to such Mortgage Loan.

Senior Certificate:  Any Class [   ] Certificate.

Servicer:  [HomeBanc Corp.] or any successor in interest, or if any successor servicer shall be appointed as herein provided, then such successor servicer.

Servicer Remittance Date:  The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the [     ] day of each calendar month no later than [     ] (New York City time) (or, if such  [     ] day is not a Business Day, the immediately preceding Business Day).

Servicing Advance:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicer or the Master Servicer in connection with a default, delinquency or other unanticipated event in the performance of their respective servicing obligations or master servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property.  Servicing Fees, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

Servicing Fee:  With respect to each Distribution Date and each Mortgage Loan, the product of the applicable per annum Servicing Fee Rate and the Principal Balance of such Mortgage Loan immediately preceding the applicable Servicer Remittance Date.

Servicing Fee Rate:  [     ]% per annum.

Servicing Officer:  Any officer or employee of the Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing, respectively, of Mortgage Loans whose name appears on a list of servicing officers attached to Officer’s Certificates furnished to the Master Servicer and the Trustee, respectively, as such lists may be amended from time to time.

Servicing Standard:  The Servicer shall service and administer the Mortgage Loans (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, whichever standard is higher; (b) with a view to the maximization of recoveries with respect to such Mortgage Loans on a net present value basis and the best interests of the Trust Fund and any Person to which Mortgage Loans may be transferred by the Trustee; (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt that the Servicer or any Affiliate thereof has extended to any Mortgagor or any affiliate of such Mortgagor; and (d) in accordance with applicable federal, state and local laws, rules and regulations.

Simple Interest Mortgage Loans:  The Mortgage Loans listed in Schedule I-C attached hereto.

Special Hazard Coverage Termination Date:  The point in time in which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:  Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 5.19 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship of faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemic reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i)

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(ii)

by military, naval or air forces; or

(iii)

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to the first Distribution Date, $[   ].  With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date.  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

[Subsidiary] REMIC:  As described in the Preliminary Statement.

[Subsidiary] REMIC Interest:  Any one of the [Subsidiary] REMIC Interests or the SR-[   ] Interest.

[Subsidiary] REMIC Regular Interest:  Any one of the “regular interests” in the [Subsidiary] REMIC described in the Preliminary Statement.

Subordinate Certificate:  Any Certificate other than a Senior Certificate.

Subsequent Recoveries:  With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

Substitution Amount:  As defined in Section 2.03(d).

Successor Master Servicer:  Any successor to the Master Servicer.

Tax or Taxes:  All taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T.  Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate:  The Class [   ] Certificate with a Denomination of $[0.01].

Termination Date:  As defined in Section 11.01.

Termination Price:  As defined in Section 11.01.

Total Distribution Amount:  With respect to any Distribution Date, the sum (without duplication) of the Interest Remittance Amount and the Principal Remittance Amount for such date.

Trust Account:  As defined in Section 7.02(b).

Trust Account Property:  The Trust Accounts, the Certificate Distribution Account, all amounts and investments held from time to time in the Trust Accounts and the Certificate Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Fund:  The corpus of the trust created hereunder, consisting of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a) the Trust Receipts, (b) the Mortgage Loans, other than the related servicing rights, listed in the Mortgage Loan Schedule attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H, Schedule I-I and Schedule I-J), including all interest (but not including any prepayment premiums or penalties or yield maintenance payments except for prepayment premiums or penalties received or receivable by the Depositor on or with respect to the Mortgage Loans listed on Schedule I-E hereto), and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans and all rights of the Depositor in the Loan Collateral, (c) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (b) above), (d) the Collection Account, the Certificate Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (e) any Insurance Policies, (f) any Eligible Investments held or amounts on deposit in any Trust Account, (g) the Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to the Underlying Securities, (h) the Rate Protection Agreements and all payments thereunder, (i) the rights of the Depositor under the Purchase Agreement and the Securities Transfer Agreement and (j) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

Trustee:  [          ], a national banking association, and any successor in interest, in its capacity as Trustee hereunder.

Trustee Fee:  With respect to each Distribution Date, the product of the Trustee Fee Rate and the Asset Balance as of the opening of business on the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Trustee Fee Rate:  [   ]% per annum.

Underlying Agreement:  [to be provided or omitted, as applicable].

Underlying Distribution Date:  [to be provided or omitted, as applicable].

Underlying Distribution Date Statement:  [to be provided or omitted, as applicable].

Underlying Loans:  [to be provided or omitted, as applicable].

Underlying Securities:  [to be provided or omitted, as applicable].

Underlying Securities Balance:  $[   ].

Underlying Servicing Fee Rate:  [to be provided or omitted, as applicable].

Underlying Trust Fund:  [to be provided or omitted, as applicable].

Underlying Trustee:  [to be provided or omitted, as applicable].

U.S. Person:  A person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

VA:  The U.S. Department of Veterans Affairs.

VA Guaranty:  A guaranty granted by the VA with respect to any Mortgage Loan.

VA Loan Guaranty Certificate:  With respect to each Mortgage Loan with a VA Guaranty, the loan guaranty certificate evidencing such guaranty.

VA Mortgage Loan:  At any time, any Mortgage Loan that is subject to a VA Guaranty and eligible for reimbursement thereunder.

VA Regulations:  Regulations promulgated by the VA pursuant to the Readjustment Act, codified in 38 Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA, including, without limitation, related handbooks, circulars, notices and mortgage letters.

Voting Rights:  The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate.  [   ]% of all voting rights under this Agreement shall be allocated among all holders of the Class [   ] Certificates, in proportion to their then outstanding Class Certificate Principal Balances; [   ]% of all voting rights shall be allocated among the holders of the Class [   ] Certificates; and [   ]% of all voting rights shall be allocated to the holders of the Residual Certificates.

Section 1.02.  Provisions of General Application.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(ii)

All terms used in Article 8 and Article 9 of the New York UCC, and not specifically defined herein, are used herein as defined in such Article.

(iii)

The terms defined in this Article include the plural as well as the singular.

(iv)

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole.  All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(v)

References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations (including, when consistent with market practice, proposed regulations) promulgated pursuant to such statutes.

(vi)

Except with respect to accrued interest on the Class [ ] Certificates or as otherwise specified herein, all per annum percentage rate calculations hereunder shall be based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

TRANSFER OF ASSETS

Section 2.01.  Conveyance of Loan Assets.

On the Closing Date, the Depositor, in exchange for the delivery to the Depositor or its designee(s) of the Certificates, registered in such names as the Depositor shall designate, concurrently with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the assets constituting the Trust Fund.

In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of the Depositor’s rights, but none of its obligations, under the Purchase Agreement (other than its rights to indemnification thereunder) and the Securities Transfer Agreement.  The Trustee hereby accepts such transfer and assignment of rights under such agreements, and, subject to the provisions hereof, shall be entitled to exercise all of the rights of the Depositor under such agreements as if, for such purpose, it were the Depositor.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, Trustee for the benefit of Certificateholders, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed in the following form: “Pay to the order of [          ], as Trustee for HomeBanc [Mortgage] [Home Equity] Trust [          ], without recourse,” or in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii)

with respect to each Mortgage Loan, (A) the original Mortgage or copy of the Mortgage with evidence of recording thereon, and (B) the original or a copy of recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

with respect to each Non-MERS Mortgage Loan, an original Assignment of the Mortgage executed in the following form: “[          ], as Trustee,” or in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage and originals or copies of all intervening assignments showing a complete chain of assignment from the originator (or, if applicable, from the U.S. Department of Housing and Urban Development) to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), or, in the case of a Cooperative Loan, an original Assignment of the Security Agreement;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi)

with respect to each Mortgage Loan other than a Cooperative Loan, the original or a copy of lender’s title insurance policy or attorney’s opinion of title or a copy thereof certified as true and correct by the applicable insurer, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or junior lien, as applicable, on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date;

(vii)

with respect to any Cooperative Loan, the following documents: the Security Agreement; a stock certificate evidencing the Cooperative Shares and related stock power; Proprietary Lease; and Recognition Agreement;

(viii)

with respect to each Mortgage Loan insured by the FHA, the original Mortgage Loan Certificate, and as to each Mortgage Loan guaranteed by the VA, the original VA Loan Guaranty Certificate, or in each case a “duplicate original” thereof in accordance with applicable Regulations; and

(ix)

if any assignment of leases is separate from the Mortgage, the original or copy thereof, together with an executed reassignment of such instrument to the Trustee.

The Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Trustee, at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  With respect to each Non-MERS Mortgage Loan, the Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Trustee at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In connection with the assignment of any MERS Mortgage Loan, the Depositor further agrees that it will cause, at the Depositor’s expense, within 30 Business Days after the Closing Date, the MERS system to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files (a) the code in the field that identifies the Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued.  The Depositor further agrees that, within 30 Business Days after the Closing Date, it will provide evidence satisfactory to the Trustee that the requirements set forth in the immediately preceding sentence have been complied with and that it will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any original Mortgage Note referred to in Section 2.01(i)(A) cannot be located, the obligation of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of an original affidavit certifying that the original Mortgage Note has been lost, misplaced or destroyed.  If any of the documents referred to in Sections 2.01(i)(B) or (iii) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  Notice shall be provided to the Trustee and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date.  If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender’s title insurance policy.  The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor, the Servicer or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

In connection with the assignment of the Underlying Securities, the Depositor shall have caused the Underlying Securities to be registered in the name of, or endorsed to the order of, [          ], as Trustee, or in the name of a nominee of the Trustee, and to be delivered or transferred to the Trustee.  The Depositor shall cooperate with the Trustee in providing any required transfer documentation with respect to such conveyance.  Any payment received by the Depositor that shall be due to the Trust Fund hereunder shall be paid immediately to the Trustee.

In addition, the Depositor herewith delivers to the Trustee an executed copy of the Purchase Agreement, the Securities Transfer Agreement and each Underlying Agreement.

Section 2.02.  Acceptance and Acknowledgement by Trustee.

Subject to the provisions of Section 2.01, the Trustee acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Fund and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Fund” be delivered to the Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)), the Underlying Securities, each Rate Protection Agreement and all other assets included in the definition of “Trust Fund,” and declares that it holds and will hold the Underlying Securities, such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” from time to time in trust for the benefit of all present and future Certificateholders.

At or prior to the Closing Date, the Trustee shall certify in substantially the form attached hereto as Exhibit B that with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification) the related Mortgage File contains the documents specified in Exhibit B.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within [   ] days after the Closing Date (or, with respect to any document delivered after the Closing Date, within [   ] days of receipt and with respect to any Qualified Substitute Mortgage Loan, within [   ] days after the assignment thereof) and to certify, in substantially the form attached hereto as Exhibit C that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained herein accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is not under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.  In addition, the Trustee makes no representation or warranty regarding collectibility, insurability, effectiveness or suitability of any Mortgage Loan.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor.  In addition, upon the discovery by the Trustee, the Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Purchase Agreement in respect of any other Mortgage Loan or by the Depositor in this Agreement which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

(a)

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Purchase Agreement, (ii) in connection with any such breach (subject to clause (i) above) or any missing or defective document required to be delivered pursuant to Section 2.01(i) or 2.01(ii)(A), to purchase such Mortgage Loan from the Trustee at the Purchase Price within 120 days after the date on which the Seller was notified of such breach, and (iii) in connection with any other document required to be delivered pursuant to Section 2.01 hereof that is missing or defective, notwithstanding any delivery of an affidavit with respect to a missing Mortgage Note pursuant to Section 2.01, to purchase such Mortgage Loan from the Trustee at the Purchase Price within 10 Business Days after receipt of notification from the Trustee that the absence of such document or defect with respect thereto has materially impaired the ability of the Trustee to enforce the related Mortgage Note or Mortgage, in each case if and to the extent that the Seller is obligated to do so under the Purchase Agreement.  The Trustee shall also enforce the Seller’s indemnification obligations under the Purchase Agreement and the Revolving Purchase Agreement, if applicable.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure, repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, or to indemnify the Trust Fund or the Trustee, shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Seller shall have the right, and the obligation, to repurchase Mortgage Loans from the Trust Fund only to the limited extent provided in Section 7 of the Purchase Agreement and in this Section.  Any repurchase of a Mortgage Loan by the Seller pursuant to Section 7 of the Purchase Agreement shall be effected in accordance with the provisions of this Section.

(b)

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 3.02 with respect to any Mortgage Loan, which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trustee at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor’s direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

(c)

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 3.01 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date that is two years after the Closing Date.

As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, by delivering to the Trustee in exchange for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officer’s Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount, if any, in connection with such substitution.  The Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within 45 Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit D hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the Due Period of substitution will not be part of the Trust Fund and will be retained by the Depositor or the Seller, as the case may be.  For the Due Period of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in such Due Period and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and to the Master Servicer.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute a Mortgage Loan hereunder and shall be subject in all respects to the terms of this Agreement and the Purchase Agreement if the Qualified Substitution Mortgage Loan will replace any other Mortgage Loan, including all applicable representations and warranties thereof included in the Purchase Agreement as of the date of substitution.  In the case of any substitution effected by the Depositor, the Qualified Substitute Mortgage Loan shall have been acquired by the Depositor from the Seller pursuant to the Purchase Agreement and Depositor shall assign to the Trustee the representations and warranties made by the Seller with respect to such Qualified Substitute Mortgage Loan.

For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor or the Seller, as applicable, will determine the amount (the “Substitution Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Mortgage Rate.  On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

Section 2.04.  Grant of Security Interest; Intended Characterization.

(a)

It is intended that the conveyance by the Depositor to the Trustee of the Loan Assets, as provided for in Section 2.01 be construed as a sale by the Depositor to the Trustee of the Loan Assets and other assets in the Trust Fund for the benefit of the Certificateholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Loan Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Loan Assets are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Loan Assets and other assets in the Trust Fund, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Eligible Investments held in any Trust Account, (D) all Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to such Underlying Securities, (E) the Rate Protection Agreements and (F) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Trust Accounts or the Certificate Deposit Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C), (D), (E), (F) and (G); (c) the possession by the Trustee or any agent of the Trustee on behalf of Certificateholders of Mortgage Notes, the Underlying Securities or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee on behalf of Certificateholders for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Trustee on behalf of Certificateholders shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Loan Assets and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by the Basic Documents, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.04(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan, the Underlying Securities and the other property of the Trust Fund is held by the Trustee on behalf of Certificateholders.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan, the Underlying Securities or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan or Underlying Securities and that ownership of such Mortgage Loan, Underlying Securities or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

Section 2.05.  Transmission of Mortgage Files.

Written instructions as to the method of shipment and shipper(s) the Trustee is directed to utilize in connection with transmission of files and loan documents in the performance of the Trustee’s duties hereunder shall be delivered by the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) to the Trustee prior to any shipment of any Mortgage Files and loan documents hereunder.  In the event that the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) fails to provide such written instructions, the Trustee shall be hereby authorized to use a nationally recognized courier servicer.  The Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) will arrange for the provision of such services at its sole cost and expense (or, at the Trustee’s option, reimburse the Trustee for all costs and expenses incurred by the Trustee consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Mortgage Files against loss or damage to files and loan documents as the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) deems appropriate.  Without limiting the generality of the provisions of Section 9.04(a) hereof, it is expressly agreed that in no event shall the Trustee have any liability for any losses or damages to any Person with respect to the Mortgage Files arising out of actions of the Trustee consistent with instructions of the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer).

Section 2.06.  REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate.  Each REMIC’s fiscal year shall be the calendar year.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.  Representations and Warranties of the Servicer.

The Servicer hereby represents, warrants and covenants to the Master Servicer, the Depositor and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

(i)

the Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement.  The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

(ii)

the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not (A) violate the Servicer’s charter or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

(v)

there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement;

(vi)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(vii)

the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(viii)

no consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such consent, approval, authorization, license or order has been obtained prior to the Closing Date; and

(ix)

the Servicer is an approved seller/servicer of residential mortgage loans of the same type as the Mortgage Loans, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to service mortgage loans, and no event has occurred, including a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans; and

(x)

 neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

Section 3.02.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Servicer, the Depositor and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

(i)

The Master Servicer is duly organized, validly existing and in good standing under the laws of the United States as a national banking association, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Master Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or the Mortgage Loans or would materially and adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Master Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Master Servicer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances under which it was or will be made, not misleading.

(vii)

No consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained.

(viii)

The Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA and FHLMC approved seller/servicer, and FHA Approved Mortgagee and VA-approved lender, and no event has occurred, including, but not limited to, a change in insurance coverage, which would make the Master Servicer unable to comply with FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of FNMA, FHLMC, FHA or VA.

(ix)

The Master Servicer has obtained an errors and omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in this Section which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

Section 3.03.  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

(i)

The Depositor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary trust action on the part of the Depositor.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the governing instrument of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor’s knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances in which it was made or will be made, not misleading.

(vii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

(viii)

The Depositor is conveying to the Trustee the entire interest in the Mortgage Loans, which the Depositor has acquired from the Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

(ix)

Immediately prior to the sale thereof to the Trustee, the Depositor owned the Underlying Securities and had good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(x)

The Depositor has no knowledge of any event of default, or any event that with the passage of time, the giving of notice, or both, would be an event of default, under any Underlying Agreement.

(xi)

The copy of each Underlying Agreement that was provided to the Trustee is a true and correct copy of such Underlying Agreement as in effect on the Closing Date.

Section 3.04.  Representations and Warranties of the Depositor with respect to the Mortgage Notes.

With respect to the Mortgage Notes, the Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date and each Transfer Date:

(i)

The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(ii)

The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the transfer of the Mortgage Notes hereunder to the Trustee;

(iii)

All original executed copies of each Mortgage Note have been or will be delivered to the Trustee, as set forth in this Agreement;

(iv)

The Depositor has received a written acknowledgement from the Trustee that the Trustee is holding the Mortgage Notes solely on behalf and for the benefit of the Certificateholders;

(v)

Other than the transfer to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the transfer to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(vi)

None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf of Certificateholders.

The representations and warranties set forth in this Section shall survive the Closing Date and shall not be waived.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01.  Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Standard.  In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 4.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement.  The Servicer shall represent and protect the interests of the Trust Fund (or the Trustee on behalf of the Trust Fund) in full compliance with the Servicing Standard in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or (y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause an Adverse REMIC Event, the Servicer may not permit any modification with respect to any Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.

In accordance with the Servicing Standard, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.06 hereof, and further as provided in Section 4.08 hereof.  The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.  The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 4.08 of this Agreement, and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement.

Section 4.02.  Subservicing; Enforcement of the Obligations of the Servicer.

(a)

The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate of the Servicer, pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder.  Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a subservicer on behalf of the Servicer.  Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b)

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

Section 4.03.  Rights of the Depositor and the Trustee in Respect of the Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

Section 4.04.  Successor Servicer or Master Servicer to Act as Servicer.

(a)

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Servicer Default), the Seller shall appoint, subject to subsection (b) hereof, a successor Servicer acceptable to the Master Servicer and the Rating Agencies, as evidenced by a letter from each Rating Agency to the effect that such an appointment will not result in a qualification, withdrawal or downgrade of the rating of any of the Certificates.  Such successor Servicer shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (provided that such successor Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 4.05(e) hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of the predecessor Servicer hereunder).  If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Servicer Default), the successor Servicer shall succeed to any rights and obligations of the predecessor Servicer under any subservicing agreement then in force.

(b)

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Servicer Default), the Seller shall appoint a successor Servicer within fourteen (14) calendar days following notification to the Servicer of termination pursuant to Section 4.26, or within thirty (30) calendar days of the date on which the Seller receives notification that the Servicer shall for any reason no longer be the Servicer.

(c)

In the event that (i) the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Servicer Default as defined in Section 4.26 herein) and (ii) the Seller shall not have appointed a successor Servicer acceptable to the Master Servicer and the Rating Agencies, the Master Servicer shall succeed as Servicer and assume all of the rights and obligations of the Servicer hereunder arising thereafter; provided, however, that, without affecting the immediate termination of the rights of the Servicer hereunder, it is understood and acknowledged by the parties hereto that there will be a period of transition not to exceed 90 days (the “Transition Period”) before any such servicing transfer to the Master Servicer is fully effected.  During the Transition Period, the Master Servicer shall not be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances.  If the Master Servicer shall become the successor Servicer pursuant to this Section 4.04(c), the Master Servicer shall succeed to any rights and obligations of the predecessor Servicer under any subservicing agreement then in force.

(d)

In the event that a successor Servicer assumes the rights and obligations of the Servicer pursuant to paragraphs (a) through (c) of this Section 4.04, the predecessor Servicer shall, upon request of the Trustee, the Master Servicer or the successor Servicer, but at the expense of the predecessor Servicer or at the expense of the Trust Fund if not paid by the predecessor Servicer (or at the expense of the successor Servicer or the Seller in the case of a termination of the Servicer pursuant to Section 4.26(c)), deliver to the assuming party all documents and records relating to any subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

(e)

Notwithstanding anything in this Agreement to the contrary, in no event shall the resignation, removal or termination of the Servicer become effective until a successor Servicer, appointed in accordance with the provisions of this Agreement, shall have been appointed and shall have assumed in writing all of the obligations of the Servicer under this Agreement to be performed by the Servicer from and after the date of such resignation, removal or termination, as applicable, and assumption; pending such date, the Servicer shall remain obligated to service and administer the Mortgage Loans in accordance with the provisions of this Agreement.

(f)

Notwithstanding anything in this Agreement to the contrary, in the event that the Servicer has received a notice of termination in accordance with Section 4.26 of this Agreement as a result of the occurrence of an Event of Servicer Default, if the Master Servicer shall be obligated to make, and makes, any Advances pursuant to Section 4.19 prior to the appointment of a successor Servicer or the assumption of servicing obligations by the Master Servicer, then the Master Servicer shall be entitled to be reimbursed for all such Advances by the successor Servicer or, if not by the successor Servicer, then at the same time and in the same manner as the Servicer is entitled to be reimbursed for Advances hereunder.

(g)

Following any transfer of servicing as provided in this Section 4.04, the predecessor Servicer and any successor Servicer (including, without limitation, the Master Servicer) shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession of servicing, including, without limitation, providing servicing transfer notices to borrowers and to other interested parties as requested by the successor Servicer (any such notices to be in a format acceptable to the successor Servicer).  The predecessor Servicer agrees to deliver promptly to such successor, electronically or physically, as the case may be, all files, data and funds related to the Mortgage Loans, of the types provided for in this Agreement.  The predecessor Servicer agrees to cooperate with the Trustee, the Master Servicer and any successor Servicer in effecting the termination of the predecessor Servicer’s servicing responsibilities and rights under this Agreement and shall promptly provide the Master Servicer or such successor Servicer, as applicable, all documents and records reasonably requested by the successor Servicer to enable it to assume the predecessor Servicer’s functions under this Agreement.  The predecessor Servicer shall promptly transfer to the successor Servicer all amounts that then have been or should have been deposited in the Custodial Account, the Collection Account and any escrow account by the predecessor Servicer or that are thereafter received with respect to the Mortgage Loans.  Any collections received by the predecessor Servicer after such removal or resignation shall be endorsed by it to the successor Servicer and remitted directly to such successor Servicer.  All costs and expenses associated with the provisions of this Section 4.04(g) shall be borne by the predecessor Servicer, provided, that in the event the Servicer is terminated pursuant to Section 4.26, the Seller shall cause any successor Servicer appointed pursuant to the provisions of this Agreement to pay (or the Seller shall pay, if the successor Servicer does not) such costs and expenses; provided, further, that in the event the Master Servicer is not reimbursed for any such costs and expenses it incurred in connection with any servicing transfer pursuant to Section 4.26(a) by the predecessor Servicer, the successor Servicer or the Seller, the Master Servicer shall be entitled to reimbursement of such costs and expenses from funds in the Collection Account.

Section 4.05.  Collection of Mortgage Loan Payments; Custodial Account.

(a)

The Servicer shall make reasonable efforts (or shall cause each subservicer to make reasonable efforts) in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement.  Consistent with the foregoing, and subject to the provisions of Section 4.01 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, any Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

The Servicer shall comply with the provisions of Section 4.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

(b)

The Servicer shall establish and maintain (or shall cause each subservicer to establish and maintain) a Custodial Account entitled “[Name of Servicer or such subservicer] in Trust for [               ], as Trustee for HomeBanc [Mortgage] [Home Equity] Trust [        ] Mortgage Pass-Through Certificates, Series [          ],” for the benefit of the Certificateholders into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Compensating Interest payments required to be deposited by the Servicer hereunder;

(iii)

any Prepayment Penalty required to be deposited by the Servicer hereunder;

(iv)

all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(v)

any amount required to be deposited by the Servicer pursuant to Section 4.05(e) in connection with any losses on Eligible investments;

(vi)

any amounts required to be deposited by the Servicer pursuant to Section 4.09(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 4.11 hereof;

(vii)

all Substitution Amounts; and

(viii)

all Advances made by the Servicer pursuant to Section 4.19 hereof.

The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer.  In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Custodial Account to withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Custodial Account which describes the amounts deposited in error in the Custodial Account.  The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.08.

If the Custodial Account ceases to be an Eligible Account, the Servicer shall establish a new Custodial Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Custodial Account into such new Custodial Account.

(c)

Amounts on deposit in the Custodial Account shall be invested as directed by the Servicer in Eligible Investments which shall mature not later than the Business Day next preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Servicer Remittance Date) and shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such investment of funds on deposit in the Custodial Account shall be for the benefit of the Servicer as servicing compensation.  The amount of any realized losses in the Custodial Account in respect of any such investments shall promptly be deposited by the Servicer in the Custodial Account.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Custodial Account and made in accordance with this Section 4.05.

Section 4.06.  Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)

To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 4.01 hereof (with respect to taxes and assessments and insurance premiums) and 4.09 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 hereof.  The Escrow Accounts shall not be a part of the Trust Fund.

(c)

The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however, that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

Section 4.07.  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Depositor, the Seller, the Trustee and the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon five Business Days’ prior written notice and during normal business hours at the office designated by the Servicer.

Upon five Business Days’ prior written notice, the Servicer shall provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 4.07 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business, except to the extent otherwise provided in this Agreement.  Unless otherwise provided in this Agreement, the Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

Section 4.08.  Permitted Withdrawals from the Custodial Account.

(a)

The Servicer may from time to time make withdrawals from the Custodial Account for the following purposes:

(i)

to the extent not previously retained to pay to itself the servicing compensation to which it is entitled pursuant to Section 4.14, and earnings on or investment income with respect to funds in or credited to the Custodial Account as additional servicing compensation;

(ii)

to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances and Servicing Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on any Mortgage Loan in respect of which any such Advance or Servicing Advance was made;

(iii)

to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

(v)

to reimburse the Servicer for unpaid Servicing Fees as provided in Section 4.11 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Servicer, the Seller or the Depositor for expenses incurred by any of them and reimbursable in accordance with the terms hereof;

(viii)

to withdraw any amount deposited in the Custodial Account and not required to be deposited therein;

(ix)

on or prior to each Servicer Remittance Date, to withdraw an amount equal to the amount then on deposit in the Custodial Account with respect to the related Distribution Date (minus any withdrawals permitted to be made by the Servicer pursuant to this Section 4.08 and amounts permitted to be retained in the Custodial Account for remittance on subsequent Servicer Remittance Dates) and remit such amount to the Master Servicer for deposit in the Collection Account; provided that with respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event shall such interest be greater than the maximum amount permitted by applicable law, from and including the date on which such remittance was due to and including the date on which such remittance was paid; and

(x)

to clear and terminate the Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

(b)

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Custodial Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 4.09.  Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)

The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan; and (iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium.  Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause.  Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Custodial Account.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan.  Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b)

In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers.  If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders claims under any such blanket policy.

(c)

The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

The Servicer shall not be required to maintain any Primary Mortgage Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Mortgage Insurance Policy is otherwise prohibited by applicable law.

The Servicer agrees to effect the timely payment of the premiums on each Primary Mortgage Insurance Policy (other than any Bulk PMI Policy premium), and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(d)

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and the Certificateholders claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account.

Section 4.10.  Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer’s reasonable judgment, enforcement is permitted under applicable law and governmental regulations, provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund.  Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer.  In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 4.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies.  The Servicer, subject to Section 4.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)

Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 4.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.  In connection with any such assumption, no material term of the Mortgage Note may be changed.  In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect.  Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 4.11.  Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Subject to the limitations set forth in Sections 4.05(a), 4.11(b), 4.11(f), and 4.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account).  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(b)

If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters.  For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired.  Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

(c)

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity thereunder.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.  The Servicer shall prepare for and deliver to the Master Servicer a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the Custodial Account no later than the close of business on each Determination Date.  The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

(d)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel (which shall not be at the expense of any such recipient) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in an Adverse REMIC Event, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel).  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) cause an Adverse REMIC Event, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(e)

In the event of a default on a Mortgage Loan one or more of whose obligor is not a “United States person,” as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

(f)

The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the related Mortgaged Property will not fail to qualify as “foreclosure property” within meaning of Section 860G(a)(8) of the Code and that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure.  Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Master Servicer an Officer’s Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made setting forth the basis for such determination in a form acceptable to the Master Servicer.

(g)

The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Custodial Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(h)

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 4.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan.  Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be part of Monthly Excess Cashflow.

(i)

Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities.

The Servicer shall not conduct any such disposition that would result in an Adverse REMIC Event at any time that any Certificates are outstanding.

(j)

[If applicable, insert Servicer option to purchase Distressed Mortgage Loans]

(k)

[Any reasonable out-of-pocket costs incurred by the Servicer in connection with transferring the servicing of any Mortgage Loans pursuant to paragraph (j) shall be the responsibility of the party purchasing such Mortgage Loans.]

Section 4.12.  Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by delivering, or causing to be delivered (or the Trustee may deliver), to the Custodian two copies of a Request for Release substantially in the form of Exhibit E, which shall be signed by a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be.  Upon receipt of such request, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee pursuant to the powers of attorney described in Section 4.01.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, upon delivery to it of two copies of a Request for Release in the form of Exhibit E, which shall be signed by a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, release the Mortgage File to the Servicer.  Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Custodian a Request for Release in the form of Exhibit E, signed by a Servicing Officer.

Section 4.13.  Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian on behalf of the Trustee, all documents and instruments described in Section 4.12, and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial, Collection Account, Certificate Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 4.14.  Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Custodial Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest paid by the Servicer with respect to such Distribution Date.

Additional servicing compensation in the form of (i) all income and gain net of any losses realized from Eligible Investments and (ii) assumption fees, late payment charges, all ancillary income and other receipts not required to be deposited to the Custodial Account pursuant to Section 4.05 hereof, excluding any Excess Proceeds and Prepayment Penalties, shall be retained by the Servicer as additional servicing compensation.  The Servicer, the Master Servicer and the Trustee shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 4.15.  Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request submitted on at least 5 Business Days’ notice (or such shorter interval as is necessary to comply with applicable law or regulation) and during normal business hours at the offices designated by the Servicer.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 4.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business, except to the extent otherwise provided in this Agreement.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

Section 4.16.  Annual Statement as to Compliance.

The Servicer shall deliver to the Depositor, the Master Servicer and the Trustee on or before March 15 of each applicable year, commencing in 2005, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

Section 4.17.  Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

On or before March 15 of each applicable year, commencing in 2005, the Servicer at its expense shall cause a nationally or regionally recognized firm of Independent public accountants (who may also render other services to the Servicer, the Depositor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements substantially similar in material respects to this Agreement and substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or alternatively, if the Trustee has so elected, the Audit Program for Mortgages serviced for FNMA and FHLMC, and setting forth such firm’s conclusions relating thereto in accordance with the applicable attestation program or audit program.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related subservicer.  Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer’s expense, provided such statement is delivered by the Servicer to the Trustee.  Delivery of such statement to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Servicer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.18.  Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies and bond shall be acceptable to FNMA or FHLMC.  In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 4.19.  Advances.

The Servicer shall determine on or before each Determination Date whether it is required to make an Advance pursuant to the definition thereof.  With respect to any Mortgage Loan, if an Advance is required to be made hereunder, the Servicer shall on or before the Servicer Remittance Date either (i) deposit in the Custodial Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.19, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any such funds being held in the Custodial Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Custodial Account to the extent required on or before any future Servicer Remittance Date in which such funds would be due.  The Servicer shall be entitled to be reimbursed for all Advances of its own funds made pursuant to this Section as provided in Section 4.08 hereof.  Subject to and in accordance with the provisions of Section 4.26, in the event that the Servicer fails to remit an Advance required to be made pursuant to this Section 4.19, the Master Servicer shall, unless it determines that such Advance would constitute a Nonrecoverable Advance, itself make, or shall cause the successor Servicer or the Seller (as owner of the servicing rights in respect to the Mortgage Loans) to make, such Advance on or before the Distribution Date following the Servicer Remittance Date on which such Advance should have been made.

The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.  The Servicer shall deliver to the Master Servicer on the related Servicer Remittance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

Section 4.20.  Advance Facility.

[To be inserted as necessary]

Section 4.21.  Prepayment Penalties.

The Servicer or any designee of the Servicer shall not waive any Prepayment Penalty with respect to any Mortgage Loan that contains a Prepayment Penalty that prepays during the term of the penalty.  If the Servicer or its designee fails to collect the Prepayment Penalty upon any prepayment of any Mortgage Loan that contains a Prepayment Penalty, the Servicer shall deposit into the Custodial Account from the Servicer’s own funds an amount equal to the Prepayment Penalty that was not collected.  Notwithstanding the above, the Servicer or its designee may waive a Prepayment Penalty without depositing the amount thereof into the Custodial Account the amount of the Prepayment Penalty if (i) the Mortgage Loan is sixty-one (61) days or more delinquent and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan or (ii) the prepayment is not a result of a refinance by the Servicer or any of its Affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (b) the collection of the Prepayment Penalty would be in violation of applicable laws or (c) the collection of such Prepayment Penalty would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.  The Servicer shall be obligated to collect Prepayment Penalties under the terms of the related Mortgage Loan without regard to the amount of Prepayment Penalty set forth for such loan in the Mortgage Loan Schedule.

Section 4.22.  Actions with Respect to Distressed Mortgage Loans.

The Servicer will exercise its discretion, consistent with the Servicing Standard and the terms of this Agreement, with respect to the enforcement and servicing of Distressed Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Mortgage Loan to a third party, the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.  [The Servicer shall have the option to purchase any such loans from the Trust Fund at the Purchase Price in accordance with the terms of Section 4.11(j).]

The Seller may appoint, with the written consent of the Depositor, the Master Servicer and the Trustee a Special Servicer to special service any Distressed Mortgage Loans and any such Special Servicer so appointed shall report directly to the Master Servicer in executing its duties and obligations under this Section 4.22 or Article IV.  Any applicable termination fee related to the termination of the Servicer and the appointment of any Special Servicer shall be paid by the Seller.  Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.  The Special Servicer shall have the same discretion as is granted to the Servicer above with respect to Distressed Mortgage Loans.  The Servicer shall be entitled to be reimbursed pursuant to Section 4.08(a) for any unreimbursed Advances, Servicing Advances or accrued and unpaid Servicing Fees relating to any such Distressed Mortgage Loan that is transferred to a Special Servicer pursuant to this Section.

Section 4.23.  Merger or Consolidation of Servicer.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for [      ] and shall have a net worth of not less than $[   ].

Section 4.24.  Assignment or Delegation of Duties by the Servicer.

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder; provided, however, that the Servicer shall have the right without the prior written consent of the Master Servicer, the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Servicer relieve the Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Servicer to the Master Servicer, the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto after the date of such transfer, including amounts payable to or permitted to be retained or withdrawn by the Servicer pursuant to Section 4.14 hereof, shall thereafter be payable to such successor Servicer.

Section 4.25.  Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee, the Depositor or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this  Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account as provided in Section 4.08.

Section 4.26.  Event of Servicer Default.

(a)

“Event of Servicer Default,” wherever used herein, means any one of the following events:

(i)

any failure by the Servicer to (a) deposit in the Custodial Account or (b) remit to the Master Servicer any payment required to be made under the terms of this Agreement, which failure (x) in the case of clause (a) above, shall continue unremedied for five days, or (y) in the case of clause (b) above, shall continue unremedied for one Business Day, after (in each case) the date upon which written notice of such failure shall have been given to the Servicer by the Master Servicer or the Depositor or to the Master Servicer by the Holders of Certificates having not less than 50% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Master Servicer, the Seller, or the Depositor, or to the Servicer and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)

the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Servicer, except to the extent that such failure does not, as evidenced by an Opinion of Counsel provided by the Servicer to the Seller, the Depositor, the Master Servicer and the Trustee to the effect that such failure does not have a materially adverse effect on the Servicer’s ability to service the related Mortgage Loans, or on the Trust Fund; or

(vii)

the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer.

Upon determination by the [Master Servicer] [Depositor] that an Event of Servicer Default has occurred, the [Master Servicer] [Depositor] (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund; or (b) shall terminate the Servicer hereunder, if instructed to do so the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the [Master Servicer] [Depositor] of notice of the occurrence of such Event of Servicer Default pursuant to Section 4.24(b).

Upon any such termination, the [Seller] [Depositor] shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the [Master Servicer] [Depositor] and each Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder.  In no case shall the termination of the Servicer due to an Event of Servicer Default become effective until the successor Servicer (which may include the Master Servicer) has succeeded to the obligations of Servicer under this Agreement, and the terminated Servicer shall be obligated to continue servicing the Mortgage Loans pursuant to this Agreement and shall be entitled to all rights and protections provided to the Servicer under this Agreement until such time as the successor Servicer shall have assumed in writing all of the obligations of the Servicer under this Agreement (the “Termination Period”), as provided in Section 4.04(e) of this Agreement.  During the Termination Period, neither the successor Servicer nor the [Master Servicer] [Depositor] shall be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances.  As compensation to the Master Servicer or the successor Servicer for any servicing obligations fulfilled or assumed by such party, such party shall be entitled, following the Termination Period, to any servicing compensation to which the terminated Servicer would have been entitled if the Servicer had not been terminated.  Additionally, the successor Servicer (whether the Master Servicer or an entity appointed by the [Seller] [Depositor]) shall be entitled to be reimbursed by the Servicer (or from the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all reasonable “out-of-pocket” costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any reasonable “out-of-pocket” costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans properly and effectively.

(b)

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of any payment on a Mortgage Loan which was due prior to the notice terminating the Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 4.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

(c)

In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances or Servicing Advances or accrued and unpaid Servicing Fees due the Servicer at the time of termination.  The successor Servicer shall be obligated to promptly reimburse the terminated Servicer for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees provided, however, that such reimbursement obligation shall be limited to the funds available in the Custodial Account for such purposes pursuant to Sections 4.08(a)(ii), (iii) and (v) of this Agreement.  In addition, any such reimbursement for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees shall be made on a FIFO basis no later than the 18th day of each month, provided that the successor Servicer has received prior written notice from the appropriate party, pursuant to this Agreement, of such reimbursement amount, and provided, further, that the successor Servicer may in its discretion, but shall not be obligated to, fully reimburse the predecessor Servicer for any such outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees.  The Servicer shall continue to be entitled to the benefits of Section 4.25, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

ARTICLE V

MASTER SERVICING OF MORTGAGE LOANS

Section 5.01.  Duties of the Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement, except the activities of the Servicer with respect to Mortgage Loans that are in default, including collection activity, modification of Mortgage Loans, foreclosure, and disposition of REO Property, and the processing of any FHA or VA claims (“Excluded Servicing Obligations”), and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall, from time to time, receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall otherwise exercise its reasonable best efforts to cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement.  The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, prepare the report specified in Section 5.27 and any other information, statements and reports required hereunder.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of the Servicer or to enforce the obligations of the Servicer under this Agreement with respect to (i) calculation of payments due under any Simple Interest Mortgage Loans or any Bi-Weekly Mortgage Loans, or (ii) the collection of amounts with respect to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I-B hereto representing principal and/or interest due and owing on any such Mortgage Loan prior to the Cut-off Date.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Collection Account pursuant to this Agreement.

To the extent applicable to the obligations of the Master Servicer under this agreement, the Master Servicer shall at all times comply with the Housing Act, FHA Regulations, the Readjustment Act, VA Regulations, and any administrative guidelines issued thereunder.

Section 5.02.  Monitoring of Servicer’s Performance.

Subject to Section 5.01, the Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by the Servicer with its duties under this Agreement.  In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement.  In the event that the Master Servicer, in its reasonable judgment, determines that it requires reports from the Servicer in addition to the reports the Servicer is required to deliver to the Master Servicer hereunder and the Master Servicer is obligated to reimburse the Servicer for the cost of such additional reports, the Master Servicer shall be reimbursed for such amounts from the Collection Account.  In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with this Agreement, or that a notice should be sent pursuant to Section 4.26 with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and, absent instructions to the contrary from the Trustee within five days of the delivery of such notice, the Master Servicer shall issue such notice or take such other action as it deems appropriate.

Subject to the provisions of Section 5.01 hereof, the Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth herein.

Section 5.03.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 5.04.  Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee each Rating Agency and the Depositor a copy of the Master Servicer’s annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer’s corporate parent.  Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

Section 5.05.  Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans as provided in this Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement.  The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney or other such documents by the Master Servicer or the Servicer).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 7.10 of this Agreement.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Master Servicing Practices.

Section 5.06.  Enforcement of Servicer’s Obligations.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the terms of this Agreement, in each case subject to Section 5.02, terminate the rights and obligations of the Servicer thereunder and either service the related Mortgage Loans in accordance with the terms and provisions of this Agreement or appoint a successor Servicer in accordance with Section 4.26.  Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement from its own funds, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action or such amounts are permitted to be withdrawn from the Collection Account.

With respect to Excluded Servicing Obligations, the obligation of the Master Servicer to terminate the rights and obligations of the Servicer is conditioned upon the Master Servicer having notice or actual knowledge of the Servicer’s failure to comply with the requirements of such sections.

The parties acknowledge that there will be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer are not fully and timely reimbursed by the Seller or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

In the event that the Seller receives any amounts from the Servicer relating to a Mortgage Loan and such amounts constitute part of the Trust Fund, the Seller shall immediately notify the Master Servicer and transfer such amounts to the Collection Account by wire transfer of immediately available funds.

Section 5.07.  Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain an account held in trust (the “Collection Account”), entitled “[          ], as trustee, in trust for the benefit of the Holders of HomeBanc [Mortgage] [Home Equity] Pass-Through Certificates, Series [          ].”  The Collection Account shall relate solely to the Certificates issued by the Trustee hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer will give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee (subject to such Master Servicer’s right to direct payments and investments and its rights of withdrawal) under this Agreement.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Distribution Account.

(d)

The Master Servicer shall deposit into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Monthly Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date.  Thereafter, promptly upon receipt, the Master Servicer shall deposit or cause to be deposited in the Collection Account all amounts remitted to it by the Servicer in respect of the Mortgage Loans.  Funds in the Collection Account may be invested in Eligible Investments (selected by and at the direction of the Master Servicer) which shall mature not later than the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee and such Collection Account is maintained with the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  In the absence of direction by the Master Servicer, all funds in the Collection Account shall remain uninvested.  All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund.  The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The Trustee has no duty with respect to and shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the [Master Servicer] [Servicer] as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

Section 5.08.  Application of Funds in the Collection Account.

The Master Servicer shall, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes, in the following order of priority:

[(i)

to withdraw funds deposited in error in the Collection Account;

(ii)

to pay to itself income earned, net of losses incurred, on the investment of funds deposited in the Collection Account and any Net Prepayment Interest Excess;

(iii)

to reimburse itself or the Servicer for previously Outstanding Advances made by it or by the Servicer pursuant to Section 5.26 or otherwise reimbursable pursuant to the terms of this Agreement; it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be limited to collections on the Mortgage Loans to which such Outstanding Advances relate and shall be prior to the rights of the Certificateholders;

(iv)

to reimburse itself or the Servicer, following a final liquidation of a Mortgage Loan, for any amounts that represent Non-Recoverable Advances, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v)

to reimburse itself or the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 5.23 and 5.25(a) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(vi)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it or the Servicer pursuant to Sections 5.02, 5.05, 5.06, 5.19, 5.25(a) or 5.33, or any other provision of this Agreement, to the extent expressly permitted thereunder;

(vii)

to reimburse the Trustee for all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(viii)

to reimburse a Successor Master Servicer (solely in its capacity as Successor Master Servicer), for any fee, expense or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a Successor Master Servicer appointed by the Trustee pursuant to Section 5.13 or 5.17, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(ix)

to make payment to itself and others pursuant to any provision of this Agreement, to the extent expressly provided thereunder;

(x)

to pay to itself, the Servicer, the Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Sections 2.03 or 11.02, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Principal Balance or Purchase Price is determined;

(xi)

to reimburse the Servicer for such amounts as are due thereto from the Trust Fund pursuant to this Agreement and have not been retained by or paid to the Servicer, or to reimburse any expenses of the Trust Fund or the Trustee expressly provided for in this Agreement;

(xii)

to make payments to the Trustee for deposit into the Certificate Distribution Account in the amounts and in the manner provided for in Section 7.04; and

(xiii)

to clear and terminate any Collection Account pursuant to Section 11.02.]

Section 5.09.  [Determination of LIBOR.

(a)

On each LIBOR Rate Adjustment Date the Master Servicer shall determine LIBOR on the basis of the provisions of the definition of “LIBOR.”

(b)

The establishment of LIBOR by the Master Servicer and the Master Servicer’s subsequent calculation of the Interest Rate or Rates applicable to the Class [ ] Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.  In all cases, absent manifest error, the Master Servicer may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.]

Section 5.10.  [RESERVED].

Section 5.11.  Master Servicer Liable for Enforcement.

The Master Servicer shall, subject to the provisions hereof, enforce the provisions of this Agreement as they relate to the Servicer for the benefit of the Certificateholders.

Section 5.12.  [RESERVED].

Section 5.13.  Assumption by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Master Servicer Default under this Agreement), the Trustee shall have the right to appoint a Successor Master Servicer, who shall assume all of the Master Servicer’s rights, duties and obligations hereunder.  If no such Successor Master Servicer is appointed within 60 days, the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder (including the right to receive the Master Servicing Compensation hereunder); provided, however, the Trustee shall not be required to make any of the representations or warranties in Section 3.01 hereof.  The Trustee, its designee or any Successor Master Servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein.

(b)

In the event the Master Servicer is terminated, the Master Servicer shall, (i) upon request of the Trustee but at the expense of such Master Servicer, timely deliver to the assuming party all documents and records (including, without limitation, computer tapes, disks and other electronic or magnetic media, in each case in readable format) in its possession relating the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient assumption of its duties as Master Servicer to the assuming party and (ii) make such reimbursements as are required under Section 5.08(x) hereof.

Section 5.14.  “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses, Assumption Agreements; Release of Collateral.

(a)

The Master Servicer shall cause the Servicer to enforce due-on-sale clauses with respect to the Mortgage Loans in accordance with this Agreement, to the extent such clauses are enforceable.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

(b)

If any Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, the Master Servicer shall (to the extent provided herein) cause the Servicer, on behalf of the Trustee, to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in accordance with the Servicing Standard.

(c)

The Master Servicer or the Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, and certified to the Trustee, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectibility of, such Mortgage Loan would not be adversely affected thereby.  Any fee collected by the Master Servicer or the Servicer for processing such a request will be retained by the Master Servicer or the Servicer as additional servicing compensation.

Section 5.15.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer shall promptly notify the Trustee by a certification substantially in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 5.07 have been or will be so deposited) of a Servicing Officer and shall request the Trustee to deliver to the Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account or any Custodial Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Standard and this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee shall, upon the request of the Servicer or the Master Servicer, and delivery to the Trustee of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit E, release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer.  Such Request for Release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be delivered by the Trustee to the Servicer or the Master Servicer.

Section 5.16.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit and the Servicer shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee.  Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement.  The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation in its possession regarding the Mortgage Loans to the Trustee and the Depositor, their agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority.  Such access shall be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trust Fund; provided, however, that the Master Servicer and the Servicer shall be entitled to deduct from any such funds any amounts that are permitted to be withdrawn by the Master Servicer pursuant to Section 5.08 hereof or by the Servicer pursuant to Section 4.11 hereof.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled under this Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or other laws.

(d)

The Master Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan, except as otherwise expressly provided herein.

Section 5.17.  Removal of Master Servicer; Resignation of Master Servicer; Term of Servicing.

(a)

If any of the following events (each, an “Event of Master Servicer Default”) shall occur and be continuing:

(i)

Any failure by the Master Servicer (x) to deposit to the Collection Account all collections received by the Master Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account (which shall be within one Business Day following receipt of such amount) and are determined by the Master Servicer to relate to the Mortgage Loans or (y) to remit to the Trustee for deposit in the Certificate Distribution Account any amount required to be deposited therein pursuant to Section 7.04(c) hereof by the related Master Servicer Remittance Date; or

(ii)

Failure on the part of the Master Servicer to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of Accepted Master Servicing Practices, which failure materially and adversely affects the rights of the Holders of the Certificates and which continues unremedied for [    ] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee or the Certificateholders who, in the aggregate, hold Certificates evidencing Voting Rights of [   ]% or more; or

(iii)

Any proceeding shall be instituted against the Master Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(iv)

The commencement by the Master Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Master Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Master Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Master Servicer in furtherance of any such action; or

(v)

The Master Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Depositor or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Master Servicer’s failure to provide such information is for cause or inability beyond its control and the Master Servicer provides the Trustee and the Depositor with an Officer’s Certificate of the Master Servicer to such effect);

then the Trustee at the direction of the Required Certificateholders shall, in each case by delivery to the Master Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the responsibilities of the Master Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Master Servicer; provided, that, in the event any of the events described in subsections (i)(y), (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Master Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Master Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Master Servicer, an Event of Master Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Master Servicer’s motion to dismiss such proceeding within [   ] days of the filing of such motion, (B) the denial of the Master Servicer’s motion to dismiss such proceeding by the relevant court, (C) the failure of the Master Servicer to file such a motion within [   ] days of the notice of the proceeding and (D) the subsequent withdrawal by the Master Servicer of its motion to dismiss such proceeding.

If an Event of Master Servicer Default occurs and is continuing and if the Trustee has actual knowledge or has received notice thereof, the Trustee shall give prompt written notice of thereof to the Depositor, the Master Servicer, the Rating Agencies and each Certificateholder.

(b)

The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Depositor and the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Master Servicer) to such effect which shall be delivered to the Trustee, the Depositor, the Rating Agencies and the Certificateholders.

(c)

Except as may be required by law, no resignation of the Master Servicer shall become effective until a Successor Master Servicer shall have assumed all of the Master Servicer’s responsibilities and obligations hereunder.

(d)

If the Master Servicer is removed or resigns and the Trustee does not appoint a Successor Master Servicer in accordance with Section 5.13 hereof, then the Trustee shall become the Successor Master Servicer.  The Trustee shall be entitled to reimbursement from the predecessor Master Servicer for the costs and expenses of the Trustee related to a termination of the Master Servicer, the appointment of a successor Master Servicer or the transfer and assumption of servicing by the Trustee, as Successor Master Servicer, each due to an Event of Master Servicer Default.  To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Collection Account in accordance with Section 5.08(x).

(e)

Any collections received by the Master Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Successor Master Servicer.  The Master Servicer shall be entitled to receive the Master Servicing Compensation through the day on which it is terminated as Master Servicer (which may be pro rated for a partial month).

To the extent that the Master Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Advances with respect to any Mortgage Loan, which Advances remain Outstanding Advances as of such date, the Master Servicer shall thereafter be entitled to receive from the Successor Master Servicer, monthly, such information as may be generated by the Successor Master Servicer as may be reasonably necessary to enable the Master Servicer to monitor the recovery of, and collection efforts undertaken with respect to, such Outstanding Advances, which information will include details of collection activities, payment records and trial balances.  To the extent that the Successor Master Servicer receives any amounts which relate to reimbursement for Outstanding Advances made by the prior Master Servicer, such amounts shall be remitted to the prior Master Servicer on the related Distribution Date.  To the extent that the Master Servicer, based upon the information supplied by the Successor Master Servicer, believes that any discrepancies exist between actual Outstanding Advances received by the Successor Master Servicer and the amounts forwarded to the Master Servicer as recovered Outstanding Advances, the Master Servicer and the Successor Master Servicer shall attempt in good faith to reconcile such discrepancies.

(f)

The Master Servicer agrees to cooperate reasonably with the Successor Master Servicer in effecting the termination of the Master Servicer’s servicing responsibilities and rights hereunder and shall promptly provide to the Successor Master Servicer all documents and records reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and shall promptly also transfer to the Successor Master Servicer all amounts which then have been or should have been deposited in the Collection Account, or which are thereafter received with respect to the Mortgage Loans.  The Successor Master Servicer shall not be held liable for any acts or omissions of the prior Master Servicer or by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  The Master Servicer shall reimburse the Successor Master Servicer for its reasonable costs and expenses associated with the transfer of the master servicing following resignation of the Master Servicer or termination of the Master Servicer pursuant to this Section 5.17.

Section 5.18.  [Reserved]

Section 5.19.  Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under this Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on any REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 5.07, any amounts collected by the Master Servicer, or remitted to the Master Servicer by the Servicer, under any insurance policies maintained pursuant to this Section 5.19 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.08.  Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the Servicer pursuant to Section 5.08.

Section 5.20.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (subject to Section 5.01) cause the Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim and compliance with any applicable requirements of FHA or VA) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 5.21.  Maintenance of the Primary Mortgage Insurance Policies.

(a)

Subject to Section 5.01, the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall, subject to Section 5.01, use its reasonable best efforts to cause the Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement.  The Master Servicer shall not, and shall not knowingly permit the Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement.

(b)

The Master Servicer agrees, subject to Section 5.01,  to present, or to cause the Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 5.07, any amounts collected by the Master Servicer or remitted to the Master Servicer by the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.08.

Section 5.22.  Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificates of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Mortgage Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 5.23.  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall, subject to Section 5.01, cause the Servicer to use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

Section 5.24.  Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.08, the Master Servicing Compensation.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty or yield maintenance payment) shall be retained by the Master Servicer (or the Servicer) and shall not be deposited in the Collection Account.  In addition, the Master Servicer will be entitled to retain any Net Prepayment Interest Excess.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 5.07 all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as Master Servicer Compensation.

Section 5.25.  REO Property.

(a)

In the event the Trustee acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders.  The Master Servicer shall use its reasonable best efforts, subject to Section 5.01 and to cause the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement.  The Master Servicer shall, subject to Section 5.01, cause the Servicer to protect and conserve such REO Property in the manner and to the extent required by Section 4.11 hereof.

(b)

The Master Servicer shall, subject to Section 5.01 and to the extent required by Section 4.11 hereof, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related Outstanding Advances and other unreimbursed advances from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such Outstanding Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Distribution Account on the next succeeding Master Servicer Remittance Date.

Section 5.26.  Delinquency Advances and Servicing Advances.

(a)

Not later than 12:00 noon [       ] time on each Master Servicer Remittance Date, the Master Servicer, except as otherwise stated herein, shall advance funds (each such advance, a “Delinquency Advance”) to the Certificate Distribution Account in the amount of any Monthly Payment that is due during the related Due Period and not received by the Master Servicer from the Servicer as of the related Determination Date; provided, however, that the Master Servicer will not be required to make any such Delinquency Advance (i) if the related Mortgage is listed on Schedule I-J hereto or (ii) if the Master Servicer determines in reasonable good faith that such Delinquency Advance would be a Non-Recoverable Advance.  Such determination by the Master Servicer will be evidenced by a certificate signed by a Servicing Officer delivered to the Trustee no later than such Master Servicer Remittance Date for the related Distribution Date.  Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan.  The Master Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Total Distribution Amount for the related Master Servicer Remittance Date.

(b)

The Master Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Due Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

(c)

The Master Servicer, to the extent the Master Servicer becomes the successor to the Servicer pursuant to Section 5.10, will advance all “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor’s home and which the Mortgagor asserts against the Master Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan.  Each such expenditure, if customary and reasonable, and exclusive of overhead, will constitute a “Servicing Advance.”  The Master Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account or, if such Liquidation Proceeds and Insurance Proceeds are insufficient to reimburse the Master Servicer for such Servicing Advance, from the Collection Account.

Section 5.27.  Master Servicer Reports.

To the extent the Master Servicer receives timely information from the Servicer not later than 2:00 p.m. [       ] time two Business Days prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the related Master Servicer’s Monthly Report which shall contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) delinquency summary reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the Distribution Date and (iv) such other information as is necessary for the Trustee to report items in Sections 7.08(a) and (b); provided, however, that the Master Servicer shall provide the information detailed in clauses (iii) and (v) above with respect to the assets of the Trust Fund other than the Mortgage Loans only to the extent that it receives such information in a timely manner from the parties that are required to provide such information to the Master Servicer.  In the event the Master Servicer does not receive timely information from the Servicer, the Master Servicer shall deliver or cause to be delivered the Master Servicer’s Monthly Report to the Trustee within [one] Business Day following the Master Servicer’s receipt of the necessary information.

Section 5.28.  Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee, the Depositor and the Rating Agencies on or before [          ] of each year, commencing on [          ], an Officer’s Certificate, certifying that with respect to the period ending December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 5.29.  Annual Independent Accountants’ Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of Independent Public Accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before [          ] of each year, commencing on [          ], to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 5.30.  Merger or Consolidation of Master Servicer.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA, FHLMC, FHA and VA and shall have a net worth of not less than $[   ].

Section 5.31.  [Reserved].

Section 5.32.  Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a Successor Master Servicer, the entire amount of the Master Servicing Compensation and other compensation payable to the Master Servicer pursuant hereto after the date of such transfer, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.24 hereof, shall thereafter be payable to such Successor Master Servicer.

Section 5.33.  Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Depositor or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this  Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided in Section 5.08.

The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent the Trustee or the Trust Fund incurs damages or expenses as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicer in accordance with Section 5.01 hereof.

ARTICLE VI

THE CERTIFICATES

Section 6.01.  The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 10.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals ‘who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02.  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit M), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 or ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Certificate that is an ERISA-Restricted Certificate and that has been the subject of an ERISA qualifying underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section (V)(e) of prohibited transaction class exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit M.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

(f)

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51 % of the aggregate Class Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.04.  Persons Deemed Owners.

The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

Section 6.05.  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06.  Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

DEPOSITS AND DISTRIBUTIONS

Section 7.01.  Rights of the Holders.

Amounts held by the Trustee for future distribution to the Certificateholders, including, without limitation, amounts in the Collection Account, any Reserve Fund and the Certificate Distribution Account, shall not be distributed except in accordance with the terms of this Agreement.

Section 7.02.  Establishment of Trust Accounts and Certificate Distribution Account.

(a)

(i)

The Master Servicer shall establish and maintain in the name of the Trustee the Collection Account as provided in Section 5.07, which account shall be property of the Trust Fund.

(ii)

The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(b)

(i)

Funds on deposit in the Collection Account, any Reserve Fund and the Certificate Distribution Account (each, a “Trust Account”) may be invested, and if invested shall be invested in Eligible Investments at the direction of the Master Servicer, in the case of the Collection Account, and otherwise at the direction of the Depositor, and such investments shall not be sold or disposed of prior to their maturity.  All such investments shall be made in the name of the Trustee in the manner provided herein.  Subject to paragraph (b)(ii) below, funds on deposit in the Trust Accounts, if invested, shall be invested (1) in Eligible Investments selected (x) in the case of the Collection Account, by the Master Servicer and (y) in the case of the Certificate Distribution Account, by the Depositor or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Master Servicer, in the case of the Collection Account, and by the Depositor, in the case of the Certificate Distribution Account, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, and (C) any investment so selected by such investment manager shall be made in the name of the Trustee and shall be settled by a delivery to the Trustee that complies with the terms of this Agreement as it relates to investing such funds.  It is understood and agreed that the Trustee shall not be liable for any loss arising from an investment made in accordance with this Section 7.02(b).  All such investments shall be held by the Trustee for the benefit of the Certificateholders and the Certificateholders, as applicable; provided, that amounts on deposit in the Collection Account shall be applied as provided in the last sentence of this paragraph.  Other than as permitted by each Rating Agency, funds on deposit in the Trust Accounts and the Certificate Distribution Account, if invested, shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date (or on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Trust Accounts or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of the Trustee rated at least A-1 (or the equivalent) by each Rating Agency (such account being maintained within the trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (A) rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made or (B) guaranteed by an entity whose short-term unsecured debt obligations are rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made) has agreed to advance funds on such Distribution Date to the Certificate Distribution Account, as applicable, in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date).  For the purposes of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance and it shall not be responsible to make such advance.  The Master Servicer shall deposit into the Collection Account an amount equal to any loss realized on any investment of funds in the Collection Account immediately as any such loss is realized.  The Depositor shall deposit in the Certificate Distribution Account, as applicable, an amount equal to any loss realized on any investment of funds in such account immediately as any such loss is realized.  Funds on deposit in the Collection Account shall be withdrawn therefrom by the Master Servicer on the Master Servicer Remittance Date immediately preceding each Distribution Date to make deposits and distributions on each such date in the manner and priorities set forth in Section 5.08.

(ii)

Notwithstanding anything to the contrary in paragraph (b)(i) above, funds on deposit in any Reserve Fund, if invested, shall be invested only in Eligible Investments specified in clause (a) or clause (e) of the definition thereof.  Such investments shall not be sold or disposed of prior to their maturity.  All such Eligible Investments shall be made in the name of the Trustee in its capacity as such) or its nominee.  All income and gain realized from such investments shall be distributed to Certificateholders pursuant to this Agreement.  The Trustee shall not in any way be held liable by reason of any insufficiency in any Reserve Fund resulting from any investment loss on any investment made hereunder.  Any losses on investments arising out of funds invested from any Reserve Fund shall be paid by the Depositor.

(c)

The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Fund.  The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders.  If, at any time, any of the Trust Accounts ceases to be an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall within 30 Business Days establish a new Trust Account as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new account.

The Depositor and the Trustee hereby appoint [          ] as Securities Intermediary with respect to the Trust Accounts and this Agreement creates in the Trustee, for the benefit of the Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Trustee, as collateral agent, for the benefit of the Certificateholders.  Upon the termination of the Trust Fund the Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed [          ] as Securities Intermediary.  [          ] hereby accepts such appointment as Securities Intermediary.

(i)

With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

(A)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B)

the sole assets permitted in the Trust Accounts shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(C)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(ii)

The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) all Trust Account Property in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trust Account shall be registered in the name of the Seller or the Depositor, payable to the order of the Seller or the Depositor or specially endorsed to the Seller or the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(iii)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account shall be treated as a Financial Asset;

(iv)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller, the Depositor or any other Person.  If at any time the Trustee notifies the Securities Intermediary in writing that the Trust Fund has been terminated in accordance herewith, and the security interest granted pursuant to this Agreement has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller or the Depositor directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Trustee or any other Person;

(v)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee.  The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee in the case of the Trust Accounts (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and (ii) the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(vi)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor with respect to any Trust Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(vii)

The rights and powers granted herein to the Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Trustee in the Trust Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing; and

(viii)

Notwithstanding anything else contained herein, the Depositor and the Trustee agree that the Trust Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Trustee, as collateral agent, without further consent by the Depositor or the Trustee; (2) until termination of the Trust Fund it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee, as collateral agent with respect to the Trust Accounts; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(d)

Notwithstanding the foregoing, the Depositor shall have the power, revocable by the Trustee, to instruct the Trustee and the Master Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Master Servicer, the Trustee or the Depositor to carry out its respective duties hereunder.

(e)

The Depositor agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Trustee on behalf of Certificateholders and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee’s security interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Basic Documents relating to the Trust Account Property, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 7.02(e).

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Trustee or the Certificateholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Trust Fund shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement.

Section 7.03.  Investment of Amounts.

To the extent there are uninvested amounts in the Certificate Distribution Account prior to 3:00 p.m. New York City time of any Business Day, the Trustee shall invest such amounts in Eligible Investments of the type described in subsection (e) of the definition of Eligible Investments.  All such investments shall be made in the name of the Trustee.  The Depositor shall be entitled to any income on such investments and shall be liable for any losses thereon.

Section 7.04.  Collections.

(a)

The Master Servicer shall provide the Servicer with such instructions as are necessary to permit the transfer by wire transfer in immediately available funds of all amounts on deposit in the Custodial Account which constitute collections to the Collection Account on the Servicer Remittance Date.

(b)

On or prior to each Master Servicer Remittance Date, the Master Servicer shall determine the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Total Distribution Amount, and the Trustee Fee, in each case for the related Distribution Date.  For purposes of this Section 7.04 and Section 7.08, with respect to any Distribution Date, in determining the amount received from any Rate Protection Provider or from the Underlying Securities, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information provided to it by any Rate Protection Provider or by the Trustee, as applicable, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such amount.

(c)

On each Master Servicer Remittance Date, the Master Servicer shall remit the Total Distribution Amount for the related Distribution Date, exclusive of any amounts received with respect to the related Distribution Date under any Rate Protection Agreement or in respect of the Underlying Securities that have not been deposited in the Collection Account, to the Certificate Distribution Account.  Prior to disbursing the Total Distribution Amount, the Trustee shall withdraw from the Certificate Distribution Account on each Distribution Date and pay, solely from and in reduction of the Interest Remittance Amount, to itself, the Trustee Fee for such Distribution Date.

(d)

[Reserved]

(e)

The Trustee shall deposit into the Certificate Distribution Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any payments or distributions are received by the Trustee with respect to any Rate Protection Agreement or Underlying Securities, all such amounts.

(f)

Immediately following the purchase or early termination of any Underlying Securities pursuant to the related Underlying Agreement and receipt of amounts in respect thereof, the Trustee shall transfer the aggregate of such amounts into the Certificate Distribution Account.

Section 7.05.  Flow of Funds.

(a)

On each Distribution Date, the Trustee shall retain in the Certificate Distribution Account, and shall distribute, the Total Distribution Amount (net of the Trustee Fee to Holders of the Certificates, in the amounts and priorities specified in this Section.

(b)

On each Distribution Date, the Trustee shall retain in or deposit in the applicable account, and shall distribute, the Interest Remittance Amount for such date in the following order of priority:

[to be provided as applicable]

(c)

On each Distribution Date, the Principal Distribution Amount shall be distributed in the following order of priority:

[to be provided as applicable]

(d)

On each Distribution Date, the Trustee shall retain in or deposit in the applicable account, and shall distribute, the Excess Cashflow in the following order of priority:

[to be provided as applicable]

(e)

On the Termination Date, the Trustee shall distribute to each Class of Certificates the related Termination Price therefor, as set forth in the Section 11.01 hereof.

Section 7.06.  Disbursement of Funds.

All distributions shall be made pursuant to Section 7.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date; provided, that, a Certificateholder shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $[   ] or a Percentage Interest equal to or in excess of [   ]%; and in all other cases by check mailed to each such Certificateholder at such Holder’s address appearing in the Certificate Register.

Section 7.07.  Allocation of Losses.

(a)

On each Distribution Date, the Class Certificate Principal Balance of each Class of Certificates shall be reduced by the amount of any Realized Losses for such date, in the following order of priority:

[to be provided as applicable]

(b)

Any Realized Losses so allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective principal balances.  Any allocation of an Realized Losses pursuant to this Section shall be accomplished by reducing the Class Certificate Principal Balance of the applicable Class on the applicable Distribution Date.

Section 7.08.  Reports to Certificateholders.

(a)

On each Distribution Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish to the Certificateholders, the Depositor and each Rating Agency, a report, based solely on information provided to the Trustee by the Master Servicer, the Underlying Distribution Date Statements for the related Underlying Distribution Date, and in the Master Servicer’s Monthly Report, containing the following information:

(i)

the amount of the distribution on such Distribution Date with respect to each Class of Certificates;

(ii)

the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

(iii)

the amount of such distributions allocable to interest;

(iv)

the Class Certificate Principal Balance (or Class Notional Balance) for each Class of Certificates as of such Distribution Date together with the principal amount or notional amount of the Certificates of the related Class (based on a Certificate in the original principal amount or notional amount of $[   ]) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

[(v)

the level of LIBOR and the Interest Rates applicable to the Class [     ] Certificates for such Distribution Date;]

[(vi)

[if applicable, a statement that interest distributable on one or more Classes of Certificates on such Distribution Date represents interest accrued on such Classes at a rate equal to the Available Funds Cap;]

(vii)

the Pool Balance as of such Distribution Date;

(viii)

the Overcollateralization Amount for such Distribution Date;

(ix)

the amount of any Delinquency Advances for such Distribution Date, and the amount of any Outstanding Advances in respect of Delinquency Advances remaining after such Distribution Date; the amount of any Purchase Prices deposited into the Collection Account;

(x)

the amount of current and cumulative Realized Losses on the Mortgage Loans;

(xi)

the number of Mortgagor bankruptcies;

(xii)

the number of Mortgage Loans and the aggregate Principal Balance thereof that were repurchased by the Seller or Depositor pursuant Section 2.03 hereof during the one-month period immediately preceding the related Determination Date;

(xiii)

the amount of any Realized Losses applied to any Class of Certificates on such Distribution Date;

(xiv)

the amount of any Basis Risk Shortfall with respect to any Class of Certificates;

(xv)

the amount of any shortfalls in distributions of interest with respect to each Class of Certificates on such Distribution Date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior Distribution Dates;

(xvi)

the amount of Servicing Fees, the Master Servicing Compensation and the Trustee Fee paid with respect to such Distribution Date; and

(xvii)

the amount of any payments received under the Rate Protection Agreements.

Items (i) through (iii) above shall, with respect to the Certificates be presented on the basis of a Certificate having an original $[   ] denomination and on an aggregate basis.  The Trustee may, at its option, make the information set forth above available each month to Certificateholders and the parties to this Agreement via the Trustee’s internet website.  Access to this service shall be limited to Persons with valid passwords, and such access shall be permitted only to Persons that have submitted to the Trustee a letter substantially in the form attached hereto as Exhibit I.  The Trustee shall provide such information by mail to any Certificateholder that requests paper copies.  Each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Certificates for such calendar year.

(b)

In addition, on each Distribution Date the Trustee will distribute to each Certificateholder (which shall be the Depository Trust Company as long as the Certificates are in book-entry form), the following information (based upon information provided to the Trustee by the Master Servicer) as of the close of business on the last business day of the prior calendar month:

(i)

the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of Performing Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

(ii)

the number and aggregate principal balance of Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

(iii)

the number and aggregate principal balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i) and (ii)).

(c)

Annually, in January of each year, the Trustee shall furnish to each Person that was a Certificateholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Certificates during the prior calendar year, together with any standard federal income tax reporting form for such information, and information furnished by the Trustee upon request pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount.

Section 7.09.  Presentation of Certificates.

Upon receipt of notice of the final Distribution Date with respect to any Class, the Trustee will notify each affected Certificateholder that the next Distribution Date will be the final Distribution Date.  In the event that a Certificateholder fails to deliver its Certificate(s) for cancellation on the final Distribution Date, by its purchase of a Certificate it agrees to indemnify the Depositor, the Master Servicer, the Trustee and the Trust Fund against all claims with respect to such Certificate arising following such Distribution Date.  Claims against the Trust Fund for payment on such Certificate shall be void unless made within three years from the Termination Date.

Section 7.10.  Compensating Interest.

Prior to each Distribution Date, the Master Servicer shall deposit into the Certificate Distribution Account from its own funds the amount of any Compensating Interest for such date.

Section 7.11.  Certain Provisions With Respect to the Underlying Securities and Rate Protection Agreements.

(a)

If the Trustee shall not have received a payment with respect to the Underlying Securities or any Rate Protection Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Trustee shall make demand upon any Underlying Trustee or the related Rate Protection Provider, as applicable, for immediate payment, and may, and at the direction of a majority (by Voting Rights) of the Certificateholders) shall, take any available legal action, including the prosecution of any claims in connection therewith. If the Trustee determines, in its sole discretion, that taking such action would create a material conflict of interest between its obligations and duties as Underlying Trustee under the Underlying Agreements and its obligations and duties under this Agreement, the Trustee may resign in accordance with Section 7.08 of this Agreement.  The Depositor shall cooperate with the Trustee in connection with any such demand or action to the extent reasonably requested by the Trustee.  The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee from the Trust Fund.

(b)

The Underlying Securities and each Rate Protection Agreement shall be the property of the Trust Fund.

ARTICLE VIII

REMEDIES

Section 8.01.  Limitation on Suits.

No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)

there is a continuing Event of Master Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Master Servicer Default;

(ii)

there is a continuing Event of Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Servicer Default;

(iii)

the Required Certificateholders shall have made written request to the Trustee to institute proceedings in respect of such Event of Master Servicer Default in its own name as Trustee hereunder;

(iv)

such Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(v)

the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(vi)

no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Required Certificateholders;

it being understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders as provided herein.

Section 8.02.  Restoration of Rights and Remedies.

If the Trustee or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Seller, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Certificateholders shall continue as though no such proceeding had been instituted.

Section 8.03.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.04.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Certificateholder to exercise any right or remedy accruing upon any Event of Master Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Master Servicer Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificateholders, as the case may be.

Section 8.05.  Control by Certificateholders.

(a)

Subject to Section 8.06 hereof, the Required Certificateholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee hereunder; provided, that (i) such direction shall not be in conflict with any rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Trustee reasonably believes it may not obtain compensation or reimbursement for hereunder or, if the Trustee determines that such compensation or reimbursement is not available, such Certificateholders have not offered the Trustee reasonable indemnity for the cost of such actions, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

(b)

Prior to the occurrence of an Event of Master Servicer Default hereunder and after the curing or waiver of all Events of Master Servicer Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Certificate afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such examination relating to an Event of Master Servicer Default shall be paid by the Master Servicer if an Event of Master Servicer Default shall have occurred and be continuing, and otherwise by the Certificateholders requesting the investigation.

Section 8.06.  Waiver of Past Defaults.

The Required Certificateholders may on behalf of the Certificateholders of all the Certificates waive any past default hereunder and its consequences.

Upon any such waiver, such default shall cease to exist, and any Event of Master Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 8.07.  Undertaking for Costs.

All parties to this Agreement agree, and each Certificateholder by the acceptance of a Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.07 (other than this clause) shall not apply to any suit instituted by the Depositor, by the Trustee, by the Master Servicer, by any Certificateholder or group of Certificateholders holding in the aggregate more than [   ]% of the Voting Rights of the outstanding Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

Section 8.08.  Waiver of Stay or Extension Laws.

The Depositor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Depositor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX

LIMITATION ON LIABILITY; INDEMNITIES

Section 9.01.  Liabilities of Mortgagors.

No obligation or liability of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Depositor, the Servicer, the Master Servicer, the Trustee, the Holder of any Certificate under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Depositor, the Servicer, the Master Servicer, the Trustee and the Holders of each Certificate expressly disclaim such assumption.

Section 9.02.  Liability of the Depositor.

(a)

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

(b)

Neither the Depositor, nor any of the directors, officers, employees or agents of the Depositor, shall be under any liability to the Trust Fund, the Servicer, any subservicer, the Master Servicer, the Trustee or any Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder.  The Master Servicer, the Servicer, the Trustee, and any director, officer, employee or agent of the Master Servicer, the Servicer or the Trustee may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

Section 9.03.  Relationship of Master Servicer.

The relationship of the Master Servicer (and of any Successor Master Servicer under this Agreement) to the Trustee and the Depositor under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Trustee or the Depositor, except as otherwise stated herein.

Section 9.04.  Indemnities of the Master Servicer.

(a)

Subject to Section 5.33 hereof, the Master Servicer agrees to indemnify the Trust Fund, the Trustee and the Depositor and their respective directors, officers, employers and agents (the “Indemnified Parties”) from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities that the Indemnified Parties may sustain to the extent attributable to the failure of the Master Servicer to perform its duties under this Agreement in compliance with its obligations hereunder, including, without limitation, its obligation to master service the Mortgage Loans in compliance with the terms of this Agreement.  Each Indemnified Party shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund, the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  This indemnification shall survive the termination of this Agreement and the resignation or removal of the Master Servicer.

(b)

This Section 9.04 shall survive the termination of this Agreement, the resignation or removal of the Master Servicer, and the resignation or removal of the Trustee, with respect to the acts or omissions of the Master Servicer while it acted as Master Servicer.

ARTICLE X

CONCERNING THE TRUSTEE

Section 10.01.  Duties of Trustee.

(a)

If an Event of Master Servicer Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Master Servicer Default:

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and on their face conforming to the requirements of this Agreement; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c)

The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Master Servicer Default, unless a Responsible Officer of the Trustee obtains actual knowledge of such default or Event of Master Servicer Default or shall have received written notice thereof.  In the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no default or Event of Master Servicer Default.

(d)

Every provision of this Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e)

The Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Certificates, or interest on any money received by it except as the Trustee may agree in writing.

(f)

Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(g)

No provision of this Agreement shall require the Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

(h)

Every provision of this Agreement or any Basic Document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and Section 10.02.

(i)

The Trustee shall execute and deliver this Agreement and such other documents and instruments as shall be necessary or appropriate in accordance with its duties and obligations hereunder, including any agreement relating to any Pool PMI Insurance Policy.

Section 10.02.  Certain Matters Affecting the Trustee.

(a)

The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Trustee.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(c)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Agreement, any Basic Document and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

(f)

In the event that the Trustee is also acting as Certificate Registrar hereunder or under any Basic Document, the rights and protections afforded to the Trustee pursuant to this Article Six shall be afforded to such Certificate Registrar.

Section 10.03.  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Basic Documents or the Certificates; it shall not be accountable for the Depositor’s use of the proceeds from the Certificates, and it shall not be responsible for any statement of the Depositor, the Master Servicer or Servicer in this Agreement or in any document issued in connection with the sale of the Certificates or in the Certificates other than the Trustee’s certificate of authentication.

Section 10.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 10.05.  Compensation and Indemnity.

The Trustee shall be entitled, as compensation for its services, to the Trustee Fee, as provided herein.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Trustee shall be reimbursed subject to Section 10.10 hereof from the Trust Fund, as provided in this Agreement, for all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in this Agreement).  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Trust Fund shall indemnify the Trustee and the Trustee’s employees, directors and agents, as provided in this Agreement, against any and all claim, loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Basic Document (to the extent not previously reimbursed above), including, without limitation, the execution and filing of any federal or state tax returns and information returns and being the mortgagee of record with respect to the Mortgage Loans.  The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Depositor shall not relieve the Trust Fund of its obligations hereunder.  The Trustee may have separate counsel and the fees and expenses of such counsel shall be paid from the Trust Fund.  The Trust Fund shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The Trustee’s rights pursuant to this Section shall survive the discharge of this Agreement.

Section 10.06.  Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section.  The Trustee may resign at any time by giving 90 days’ written notice thereof to the Master Servicer, the Depositor, each Certificateholder and each Rating Agency.  The Depositor shall remove the Trustee if:

(i)

the Trustee fails to comply with Section 10.09;

(ii)

the Trustee is adjudged bankrupt or insolvent;

(iii)

a receiver or other public officer takes charge of the Trustee or its property; or

(iv)

the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Depositor shall promptly appoint a successor Trustee that satisfies the eligibility requirements of Section 10.09.

The resigning or removed Trustee agrees to cooperate with the Master Servicer and any successor Trustee in effecting the termination of the resigning or removed Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Trustee all documents and records reasonably requested by it to enable it to assume the Trustee’s functions hereunder.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Depositor.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement.  The successor Trustee shall mail a notice of its succession to Certificateholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Depositor or the Holders of a majority in Outstanding Amount of the Certificates may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 10.09, any Certificateholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 10.07.  Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 10.09.  The Trustee shall provide each Rating Agency prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated; and in case at that time any of the Certificates shall not have been authenticated, any successor to the Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Certificates or in this Agreement provided that the certificate of the Trustee shall have.

Section 10.08.  Appointment of Co-Trustee or Separate Trustee.

(a)

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Fund and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09 hereof.

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article Six.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.09.  Eligibility; Disqualification.

The Trustee shall at all times (i) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, (ii) have a long term deposit rating of at least A or the equivalent by each Rating Agency, (iii) not be an Affiliate of the Depositor or the Master Servicer, (iv) be an FHA Approved Mortgagee and be qualified to own and hold VA Mortgage Loans and (v) be in compliance with all applicable Regulations.

Section 10.10.  Fees and Expenses.

On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Distribution Account, pursuant to Section 7.04 hereof, the Trustee Fee.  The Trustee and any co-trustee are entitled to reimbursement from the Collection Account, in accordance with Section 5.08(ix) of this Agreement, for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 10.08 hereof) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided that the expenses to be reimbursed under 5.08(ix) of this Agreement shall not exceed $100,000 in the aggregate.

Section 10.11.  Representations and Warranties.

The Trustee hereby represents that:

(i)

the Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)

the Trustee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action;

(iii)

the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without  notice or lapse of time) a default under the articles of organization or bylaws of the Trustee or any agreement or other instrument to which the Trustee is a party or by which it is bound;

(iv)

to the Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement; and

(v)

the Trustee is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, shall at all times maintain such status, and shall, at its own expense, maintain compliance with all applicable Regulations.

Section 10.12.  Reporting Requirements of the Commission and Indemnification.

(a)

Notwithstanding any other provision of this Agreement, the Trustee shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Exchange Act such items of information regarding this Agreement and matters related to the Trustee, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Trustee or its affiliates (collectively, the “Trustee Information”); provided,  that such information shall be required to be provided by the Trustee only to the extent that such shall be determined by the Depositor and its counsel to be necessary to comply with any SEC Rules.

(b)

The Trustee hereby agrees to indemnify and hold harmless the Depositor, its respective officers and directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the 1934 Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, its respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trustee Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, its respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Trustee shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Trustee Information furnished to the Depositor by or on behalf of the Trustee specifically in connection with this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01.  Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 11.03, the respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust Fund) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Certificates are paid in full (including payment pursuant to Section 11.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 11.02.  Final Distribution on the Certificates.

(a)

On the first Distribution Date on or after the date on which the aggregate Class Principal Balance of the [LIBOR] Certificates is less than [   ]% of the Initial Aggregate Certificate Principal Balance (such Distribution Date, the “Auction Call Date”), the Trustee or its agent shall solicit bids for the purchase of the Mortgage Loans, the Underlying Securities and all other property of the Trust Fund.  To effectuate such sale, the Trustee (or an agent thereof) shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which shall include the good faith solicitation of competitive bids to prospective purchasers that are considered at the time to be competitive participants in the applicable mortgage market.  The Trustee shall consult [          ] or any other financial advisor of its choice in order to identify potential bidders.  The Trustee (or an agent thereof) shall sell all of the property of the Trust Fund to the highest bidder; provided, that (i) the sale price shall not be less than the Minimum Bid Price and (ii) the Trustee shall have received bids from no fewer than three prospective purchasers.  The Trustee shall be entitled to reimbursement for all costs and expenses incurred by it under this Section 11.02(a).

If after following the procedures set forth in the immediately preceding paragraph the Trustee is unable to identify a prospective purchaser of the Trust Fund property that is willing to pay the Minimum Bid Price therefor, the Trustee (or an agent thereof) shall repeat the above-specified process at three-month intervals until the property of the Trust Fund has been sold.

(b)

On any Distribution Date on or after the first Distribution Date on which the Asset Balance for such date is less than ten percent of the Cut-off Date Asset Balance, either the Majority Holder of the Residual Certificates or the Master Servicer, acting directly or through one or more Affiliates, may purchase from the Trustee all (but not fewer than all) of the Loan Assets and all other property of the Trust Fund at a cash price equal to the sum of (w) the greater of (i) the sum of the unpaid principal balance of each Mortgage Loan and the Underlying Securities Balance immediately prior to the date of purchase and (ii) the fair market value of such Mortgage Loans and Underlying Securities (disregarding accrued interest), (x) any accrued and unpaid interest on the Mortgage Loans from the date as to which interest was last paid to (but not including) the Due Date in the Due Period immediately preceding the related Distribution Date, calculated at the Mortgage Rate thereon and any accrued and unpaid interest on the Underlying Securities to but not including the related Distribution Date, (y) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (z) the fair market value of all other property of the Trust Fund (such amount, the “Termination Price”).  Either the Majority Holder of the Residual Certificates or the Master Servicer, as applicable shall deliver written notice of its intention to exercise such option to the Trustee and the Master Servicer no fewer than ten days prior to the applicable Distribution Date.

The right of the Majority Holder of the Residual Certificates so to exercise such optional purchase right is superior to such right of the Master Servicer.  The Master Servicer may only exercise such optional right if the Majority Holder of the Residual Certificates explicitly declines to do so.  In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account in respect of the related Total Distribution Amount for deposit to the Certificate Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(c)

If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder.  If the Master Servicer or the Majority Holder of the Residual Certificates elects to terminate the Trust Fund pursuant to clause (b) of Section 11.02, at least [   ] days prior to the date notice is to be mailed to the affected Certificateholders the Master Servicer shall notify the Depositor and the Trustee of the date such Person intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the [   ] day and no later than the [   ] day of the month next preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 5.08, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Principal Balance thereof plus accrued interest thereon (or on their Class Notional Balance, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class [   ] Certificateholders shall be entitled to al unclaimed funds and other assets of the Trust Fund which remain subject hereto.

In connection with any purchase of the property of the Trust Fund pursuant to paragraphs (a), (b) or (c) of this Section 11.02, the Master Servicer shall reimburse itself and the Servicer for any amounts to be reimbursed to the Master Servicer or the Servicer pursuant to this Agreement from funds in the Collection Account prior to remitting the balance of the funds in the Collection Account to the Certificate Distribution Account.  Promptly following any such purchase pursuant to paragraphs (a), (b) or (c) of this Section, the Trustee shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 11.02, or otherwise upon its order.

Section 11.03.  Additional Termination Requirements.

(a)

In the event that either the Majority Holder of the Residual Certificates or the Master Servicer exercises its purchase option as provided in Section 11.02(b), the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Person exercising such purchase option, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 11.02, the Master Servicer shall prepare and the Trustee, at the expense of the “tax matters person,” shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

(ii)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Person exercising the purchase option for cash.

(b)

The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

Section 11.04.  Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Certificates, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

Section 11.05.  Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Holders of the Certificates, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be inconsistent with any other provision herein, to correct any error or to conform the provisions hereof to statements made in the Prospectus, (iii) to obtain or maintain a rating for a Class of Certificates from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the Trust Accounts or to change the name in which the Collection Account is maintained (except that (x) deposits into the Certificate Distribution Account must be made no later than the related Distribution Date and (y) either (1) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel or (2) such change may not adversely affect the then-current rating of any rated Classes of Certificates, as evidenced by letters from the Rating Agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the Trust Fund provided that the Trustee has received an Opinion of Counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any Certificateholder or (y) to restrict the transfer of any Residual Certificate, provided that the Depositor has determined that such change would not adversely affect the applicable ratings of any Classes of the Certificates, as evidenced by letters from each Rating Agency and (vi) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions hereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an Opinion of Counsel or by a letter from each Rating Agency to the effect that such change will not adversely affect the applicable ratings of any Classes of the Certificates.

(b)

This Agreement may also be amended from time to time by the Master Servicer, the Depositor and the Trustee, with the consent of the Required Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the percentage required to consent to any such amendment, (c) cause the Trust Fund to be taxable as a corporation for federal income tax purposes or (d) modify this Section 11.05(b) without the consent of the Holders of all of the Certificates.  The Trustee may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 11.05(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

(c)

Promptly after the execution of any amendment or consent pursuant to this Section 11.05, the Trustee shall furnish a copy of such amendment to each Holder of a Certificate and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

(d)

The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Certificates shall be subject to such reasonable requirements as the Trustee may prescribe.

(e)

The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(f)

In connection with any amendment pursuant to this Section 11.05, the Trustee, the Master Servicer and the Depositor shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement and that all conditions precedent to the execution of such amendment in accordance with the relevant provisions of this Section 11.05 have been met.

Section 11.06.  Notices.

(a)

All communications and notices to the parties hereto shall be in writing and delivered as follows:

If to the Master Servicer, to:

[          ]
[

                    ]

Attention: [          ]
Telephone: [          ]

Telecopier: [          ]

If to the Master Servicer via overnight delivery to:

[
                   ]

Attention: [          ]
Telephone: [          ]

Telecopier: [          ]

If to the Servicer, to:

[          ]
[          ]
Telephone:  [          ]

Facsimile:   [          ]

If to the Trustee, to:

[          ]
[          ]
Attention: [          ]
Telephone:  [          ]
Facsimile:   [          ]

If to the Depositor, to:

HMB Acceptance Corp.
2002 Summit Boulevard, Suite 100
Atlanta, Georgia 30319
Telephone:  (404) 497-1000

Facsimile:   (404) [             ]

If to the Rating Agencies, to:

[Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attn:  HomeBanc [Mortgage] [Home Equity] Trust [          ]
Telephone:  (212) 553-0300
Telecopier:  (212) 553-0881]

[Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, NY  10041
Attn:  HomeBanc [Mortgage] [Home Equity] Trust [          ]
Telephone:  (212) 438-2000
Telecopier:  (212) 438-2661]

[Fitch Ratings
1 State Street Plaza, 30th Floor
New York, NY  10004
Attn:  HomeBanc [Mortgage] [Home Equity] Trust [          ]
Telephone:  (212) 908-0500
Telecopier:  (212) 480-4435]

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)

The Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

(c)

All communications and notices to Certificateholders given pursuant hereto shall be in writing and mailed first class mail, postage prepaid at the address shown above, or, in the case of the Certificateholders, at the address shown in the Certificate Register, as applicable.  Such notices shall be deemed given when mailed.

Section 11.07.  Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 11.08.  Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 11.09.  Provision of Information.

Upon request, the Depositor shall make available to the Underwriters such information as is reasonably available to the Depositor regarding procedures employed by the Seller or its affiliates to ensure that any Mortgage Loans subject to the Home Ownership and Equity Protection Act of 1994 or comparable state laws were originated in compliance with such laws.

Section 11.10.  Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Certificateholders or the rights of the Trustee.

Section 11.11.  No Proceedings.

Notwithstanding any prior termination of this Agreement, the Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 11.12.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, SOLELY WITH RESPECT TO MATTERS ARISING UNDER THIS AGREEMENT, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF.  THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(c)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 11.13.  Counterparts.

This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 11.14.  Taxes.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or .information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or time in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 11.14, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

Section 11.15.  Periodic Filings.

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with applicable law and regulation and industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to [          ], 20[  ], the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  Prior to [          ], 20[  ], the Trustee shall file [(but will not be required to execute)] a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund.  The Form 10-K shall include the certification required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties designated by the Depositor [(which Form 10-K Certification the Trustee shall not be required to sign)].  The Trustee shall have no liability for any delay in filing the form 10-K due to the failure of any party to timely sign the Form 10-K Certification.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no responsibility to file any items other than those specified in this section.

If so requested, the Trustee shall sign a certification (in the form attached hereto as Exhibit Q for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Trustee shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) is required to be delivered on behalf of the Trust Fund, a Servicing Officer shall execute and deliver on March 15 of each applicable year, commencing in 2005, an Officer’s Certificate to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, in the form of Exhibit N hereto (or such other form as may be prescribed by the Commission).

Section 11.16.  Rule 144A Information; Periodic Filings.

(a)

For so long as any of the Private Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trustee agrees to provide to any holder of Private Certificates and to any prospective purchaser of Private Certificates designated by such a Certificateholder, upon the request of such Certificateholder or prospective purchaser, the information specified below, which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section shall require, as to the Depositor, the Trustee or the Master Servicer, only that the Trustee provide publicly available information regarding it, the Depositor, the Trust Fund or the Master Servicer in response to any such request:

(i)

the Prospectus and any amendments and supplements thereto;

(ii)

the Basic Documents and any amendments thereto;

(iii)

the Master Servicer’s and the Servicer’s certificates required pursuant to Section 5.28 of this Agreement;

(iv)

copies of each statement or report sent to Certificateholders pursuant to Section 7.08 during the 12 months immediately prior to such request; and

(v)

such other information as is reasonably available to the Trustee and is directly related to the distributions on the Certificates and the Underlying Securities and the servicing and performance of the Mortgage Loans.

Any recipient of information provided pursuant to this Section shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by the prospective purchaser.  The Depositor and the Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Trustee to any Certificateholder or prospective purchaser of Certificates.

(b)

The Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Commission pursuant to11.15 and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Trustee.  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 7.08.

IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.

HMB ACCEPTANCE CORP.
as Depositor

By:

[          ], not in [his/her] individual

capacity but solely as Co-Trustee

[          ],

as Master Servicer

By:

Name:

Title:

[HOMEBANC CORP.],

as Servicer

By:

Name:

Title:

 [          ],
AS TRUSTEE

By:

Name:

Title:

Accepted and Agreed to for purposes of Section 5.06
and Section 5.34 only:

[Seller]

By:  [HOMEBANC CORP.],

By:

Name:  [          ]

Title:  [          ]

EXHIBIT A

FORM OF MASTER SERVICER’S MONTHLY REPORT

EXHIBIT B

FORM OF INITIAL CERTIFICATION

[Date]

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:

Pooling and Servicing Agreement dated as of [            ], among HMB

Acceptance Corp., [HomeBanc Corp.], [            ], and

[            ], (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to any Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all Mortgages Certificates and Assignments, installment sale contracts or contracts for purchase required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession and (ii) each such Mortgage Certificate and Assignment has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The undersigned has made no independent examination of such documents beyond the review specifically required in the Pooling and Servicing Agreement.  The undersigned makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

This Certificate is subject in all respects to the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[          ],
 as Trustee

By

Name:

Title:

EXHIBIT C

FORM OF INTERIM CERTIFICATION

[Date]

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:

Pooling and Servicing Agreement dated as of [            ], among HMB

Acceptance Corp., [HomeBanc Corp.], [            ], and

[            ], (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that (a) each such document has not been mutilated, damaged or torn and relates to the Mortgage Loan identified in such document and (b) the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained in the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

This Certificate is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

 [          ],
 as Trustee

By:

Name:

Title:

EXHIBIT D

FORM OF FINAL CERTIFICATION

[Date]

HMB Acceptance Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:

Pooling and Servicing Agreement dated as of [            ], among HMB

Acceptance Corp., [HomeBanc Corp.], [            ], and

[            ], (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (iii) of the Mortgage Loan Schedule is correct.

This Certificate is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

 [          ],
 as Trustee

By:

Name:

Title:

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

[Trustee]

Re:

Pooling and Servicing Agreement dated as of [            ], among HMB

Acceptance Corp., [HomeBanc Corp.], [            ], and

[            ], (the “Pooling and Servicing Agreement”)

In connection with the administration of Mortgage Loans held by you as Trustee, we hereby request the release, and acknowledge receipt, of the [specify documents] for the Mortgage Loans described below, for the reason indicated.

Mortgagor’s Name Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

    1.

Mortgage Loan Paid in Full.  (All amounts received in connection therewith have been credited to the Collection Account and remitted to (as applicable) the Trustee for deposit into the Certificate Distribution Account pursuant to this Agreement.)

    2.

Mortgage Loan Liquidated.  (All proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account and remitted to (as applicable) the Trustee for deposit into the Certificate Distribution Account pursuant to this Agreement.)

    3.

Mortgage Loan in foreclosure or another method of liquidation pursuant to the Pooling and Servicing Agreement.

    4.

Mortgage Loan subject to documentation corrections for errors and ambiguities.  (The documentation released pursuant to this Request for Release of Documents has errors or ambiguities that require correction and that such documentation shall be corrected in a prompt manner and returned to the Trustee in accordance with the Pooling and Servicing Agreement; provided, however, that no more than one hundred Trustee’s Mortgage Files shall be released at any one time.)

    5.

Mortgage Loan repurchased pursuant to Section 2.03 of the Pooling and Servicing Agreement.  (The Purchase Price, or the Substitution Amount, if any, has been credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Distribution Account pursuant to the Pooling and Servicing Agreement.)

    6.

Subject to the approval of the Trustee set forth below, other release (explain):

If box 1, 2 or 5 above is checked, and if all or part of the Trustee’s Mortgage Files were previously released to HMB Acceptance Corp., please release to HMB Acceptance Corp. its previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon the return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

If box 6 above is checked, and the Mortgage Loan is being foreclosed, the Mortgage File will be returned when no longer required for such purpose.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

[SERVICER] [SELLER]

By:

Name:

Title:

Date:

EXHIBIT F

[RESERVED]

EXHIBIT G

RATE PROTECTION AGREEMENTS

EXHIBIT H

[RESERVED]

EXHIBIT I

FORM OF CONFIRMATION AND CONFIDENTIALITY AGREEMENT

[          ], as Trustee
[       ]
[       ]
Attention:  [       ]

Re:  HomeBanc [Mortgage] [Home Equity] Trust [          ]

Ladies and Gentlemen:

This letter is delivered to you in connection with a request for information by the undersigned beneficial holder (the “Holder”) or the undersigned prospective transferee (the “Transferee”) of [Class __ Certificates (the “Certificates”)] [Residual Certificates].  The [Certificates] [Residual Certificates] were issued pursuant to the Pooling and Servicing Agreement dated as of [          ] (the “Pooling and Servicing Agreement”), by and among [          ], as Master Servicer, HMB Acceptance Corp., as depositor, [HomeBanc Corp.], as servicer, and [          ], as trustee and custodian].  All terms used herein and not otherwise defined shall have the meanings set forth in the HMB Acceptance Corp., as depositor.  The undersigned hereby certifies, represents and warrants to you, that:

INITIAL BOX AS APPLICABLE

1.     _____

In the case of a request for information by a direct or beneficial holder of [Certificates] [Residual Certificates]:  the undersigned is a direct or beneficial holder of [Certificates] [Residual Certificates] and is requesting the information solely for use in evaluating such party’s investment in the [Certificates] [Residual Certificates] and will otherwise keep such information confidential.

2.     _____

In the case of a request for information by a prospective transferee:  (i) the undersigned holder is a direct or beneficial holder of [Certificates] [Residual Certificates] and the undersigned requesting party is a prospective transferee of the undersigned holder’s [Certificates] [Residual Certificates] and (ii) the undersigned requesting party is a prospective transferee of [Certificates] [Residual Certificates], is requesting the information solely for use in evaluating a possible investment in [Certificates] [Class Residual Certificates] and will otherwise keep such information confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation and Confidentiality Agreement to be executed this ___ day of ______________, 200__.

[___________________________],
HOLDER

By:  __________________________

Name:
Title:

[_____________________________],
TRANSFEREE

By:  __________________________

Name:
Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE I-A

PERFORMING MORTGAGE LOANS

SCHEDULE I-B

NON-PERFORMING MORTGAGE LOANS

SCHEDULE I-C

SIMPLE INTEREST MORTGAGE LOANS

SCHEDULE I-D

[Reserved]

SCHEDULE I-E

PREPAYMENT PREMIUM CONVEYED MORTGAGE LOANS

SCHEDULE I-F

BI-WEEKLY MORTGAGE LOANS

SCHEDULE I-G

CONVERTIBLE MORTGAGE LOANS

SCHEDULE I-H

[Reserved]

SCHEDULE I-I

SCHEDULE I-J

[Reserved]

SCHEDULE II-A

[Reserved]